                                                                     Exhibit 4.2

         CONSECO FINANCE RECREATIONAL ENTHUSIAST CONSUMER TRUST 2000-A


                         SALE AND SERVICING AGREEMENT

                                     among

        CONSECO FINANCE RECREATIONAL ENTHUSIAST CONSUMER TRUST 2000-A
                                   as Issuer

                    CONSECO FINANCE SECURITIZATIONS CORP.
                                   as Seller

                                      and

                             CONSECO FINANCE CORP.
                           as Orginator and Servicer


                           Dated as of June 1, 2000

                               TABLE OF CONTENTS

                                                                                          Page
                                                                                          ----
ARTICLE I      DEFINITIONS............................................................     1-1
     SECTION 1.01.  General...........................................................     1-1
     SECTION 1.02.  Specific Terms....................................................     1-1

ARTICLE II     TRANSFER OF CONTRACTS..................................................     2-1
     SECTION 2.01.  Transfer of Contracts.............................................     2-1
     SECTION 2.02.  Conditions to Acceptance by Owner Trustee.........................     2-1
     SECTION 2.03.  Conveyance of the Subsequent Contracts............................     2-3

ARTICLE III    REPRESENTATIONS AND WARRANTIES.........................................     3-1
     SECTION 3.01.  Representations and Warranties Regarding the Seller
                    and Originator and Covenants of the Originator....................     3-1
     SECTION 3.02.  Representations and Warranties Regarding Each Contract............     3-2
     SECTION 3.03.  Representations and Warranties Regarding the
                    Contracts in the Aggregate........................................     3-5
     SECTION 3.04.  Representations and Warranties Regarding the Contract Files.......     3-6
     SECTION 3.05.  Repurchase of Contracts for Breach of Representations
                    and Warranties....................................................     3-6
     SECTION 3.06.  Covenants Regarding the Seller and Class C Certificateholder......     3-7

ARTICLE IV     PERFECTION OF TRANSFER AND PROTECTION OF SECURITY INTERESTS............     4-1
     SECTION 4.01.  Custody...........................................................     4-1
     SECTION 4.02.  Filings...........................................................     4-2
     SECTION 4.03.  Name Change or Relocation.........................................     4-2
     SECTION 4.04.  Chief Executive Office............................................     4-2
     SECTION 4.05.  Costs and Expenses................................................     4-2

ARTICLE V      SERVICING OF CONTRACTS.................................................     5-1
     SECTION 5.01.  Responsibility for Contract Administration........................     5-1
     SECTION 5.02.  Standard of Care..................................................     5-1
     SECTION 5.03.  Records...........................................................     5-1
     SECTION 5.04.  Inspection; Computer Tape.........................................     5-1
     SECTION 5.05.  Collections.......................................................     5-2
     SECTION 5.06.  Enforcement.......................................................     5-3
     SECTION 5.07.  Satisfaction of Contracts.........................................     5-4
     SECTION 5.08.  Costs and Expenses................................................     5-4
     SECTION 5.09.  Maintenance of Insurance..........................................     5-4
     SECTION 5.10.  Repossession......................................................     5-5
     SECTION 5.11.  Commingling of Funds..............................................     5-6
     SECTION 5.12.  Retitling; Security Interests.....................................     5-6
     SECTION 5.13.  Servicer Advances.................................................     5-6

     SECTION 5.14.  Monthly Reports; Certificate of Servicing Officer.................     5-6
     SECTION 5.15.  Annual Report of Accountants......................................     5-7
     SECTION 5.16.  Certain Duties of the Servicer Under the Trust Agreement..........     5-7
     SECTION 5.17.  Annual Statement as to Compliance; Notice of Servicer
                    Termination Event.................................................     5-7
     SECTION 5.18.  Maintenance of Security Interests in Products.....................     5-8
     SECTION 5.19.  Covenants, Representations, and Warranties of Servicer............     5-8
     SECTION 5.20.  Purchase of Contracts Upon Breach of Covenant.....................    5-10

ARTICLE VI     DISTRIBUTIONS; TRUST ACCOUNTS; STATEMENTS TO SECURITYHOLDERS...........     6-1
     SECTION 6.01.  Trust Accounts....................................................     6-1
     SECTION 6.02.  Collection Account Deposits.......................................     6-2
     SECTION 6.03.  Permitted Withdrawals.............................................     6-2
     SECTION 6.04.  Distributions.....................................................     6-3
     SECTION 6.05.  Statements to Securityholders.....................................     6-4
     SECTION 6.06.  Pre-Funding Account...............................................     6-6
     SECTION 6.07.  [Reserved]........................................................     6-6
     SECTION 6.08.  Reserve Account...................................................     6-7
     SECTION 6.09   Class B Reserve Account...........................................     6-7

ARTICLE VII    SERVICE TRANSFER.......................................................     7-1
     SECTION 7.01.  Event of Termination..............................................     7-1
     SECTION 7.02.  Transfer..........................................................     7-2
     SECTION 7.03.  Indenture Trustee to Act; Appointment of Successor................     7-2
     SECTION 7.04.  Notification to Securityholders...................................     7-3
     SECTION 7.05.  Effect of Transfer................................................     7-3
     SECTION 7.06.  Transfer of Collection Account....................................     7-4
     SECTION 7.07.  Limits on Liability...............................................     7-4
     SECTION 7.08.  Waiver of Past Defaults...........................................     7-4

ARTICLE VIII   TERMINATION............................................................     8-1
     SECTION 8.01.  Class C Certificateholder's Purchase Option; Auction Sale;
                    Accelerated Principal Distribution Amount.........................     8-1
     SECTION 8.02.  Liquidation or Sale of Trust Estate...............................     8-2

ARTICLE IX     INDEMNITIES............................................................     9-1
     SECTION 9.01.  Originator's Indemnities..........................................     9-1
     SECTION 9.02.  Liabilities to Obligors
     SECTION 9.03.  Servicer's Indemnities............................................     9-1
     SECTION 9.04.  Operation of Indemnities..........................................     9-2

ARTICLE X      MISCELLANEOUS..........................................................    10-1
     SECTION 10.01. Servicer Not to Assign Duties or Resign; Delegation
                    of Servicing Duties...............................................    10-1
     SECTION 10.02. Assignment or Delegation by Originator............................    10-1

     SECTION 10.03. Amendment.........................................................    10-2
     SECTION 10.04. Notices...........................................................    10-3
     SECTION 10.05. Merger and Integration............................................    10-4
     SECTION 10.06. Headings..........................................................    10-5
     SECTION 10.07. Governing Law.....................................................    10-5
     SECTION 10.08. Limitation of Liability...........................................    10-5
     SECTION 10.09. Seller's Charter; Residual Interests..............................    10-5

Exhibit A -- Form of Assignment
Exhibit B -- Form of Certificate Regarding Repurchased Contracts
Exhibit C -- Form of Monthly Report
Exhibit D -- Form of Certificate of Servicing Officer
Exhibit E -- Form of Addition Notice
Exhibit F -- Form of Subsequent Transfer Instrument
Exhibit G -- Form of Officer's Certificate (Subsequent Transfer)
Exhibit H -- List of Initial Contracts

     THIS SALE AND SERVICING AGREEMENT, dated as of June 1, 2000, among Conseco Finance Recreational Enthusiast Consumer Trust 2000-A (the "Trust"), Conseco Finance Securitizations Corp., a corporation organized and existing under the laws of the State of Minnesota, as Seller (the "Seller") and Conseco Finance Corp., a corporation organized and existing under the laws of the State of Delaware, as originator of the Contracts described herein (the "Originator"), and as Servicer (the "Servicer").

     WHEREAS, in the regular course of its business, Conseco Finance Corp. purchases, originates and services certain retail installment sales contracts and promissory notes for the purchase of recreational vehicles, motorcycles and marine products (the "Products"), each of which contracts provides for installment payments by or on behalf of the purchaser and grants a lien on or security interest in a Product; and

     WHEREAS, the Seller, in the ordinary course of its business, acquires pools of Contracts, as hereinafter defined, from Conseco Finance Corp. and arranges the securitization of those Contracts; and

     WHEREAS, the Seller, the Originator, the Servicer and the Trust wish to set forth the terms and conditions pursuant to which the Trust will acquire the "Contracts," as hereinafter defined, and the Servicer will service the Contracts;

     NOW, THEREFORE, in consideration of the premises and the mutual agreements hereinafter set forth, the parties hereto agree as provided herein:

                                   ARTICLE I

                                  DEFINITIONS

     SECTION 1.01.  General.
                    -------

     (a) For the purpose of this Agreement, except as otherwise expressly provided or unless the context otherwise requires, the terms defined in this
Article include the plural as well as the singular, the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision, and Section references refer to Sections of this Agreement.

     (b) Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

     (c) All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

     (d) As used in this Agreement and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in this Agreement or in any such certificate or other document, and accounting terms partly defined in this Agreement or in any such certificate or other document to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles. To the extent that the definitions of accounting terms in this Agreement or in any such certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained in this Agreement or in any such certificate or other document shall control.

     (e) The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

     (f) Any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; references to a Person include its permitted successors and assignees.

     SECTION 1.02.  Specific Terms.
                    --------------

     All terms defined in any Related Document and not otherwise defined in this Agreement shall have the meanings given them in such Related Document.

     "Addition Notice"  means, with respect to the transfer of Subsequent
      ---------------
Contracts to the Trust pursuant to Section 2.03 of this Agreement, a notice, substantially in the form of Exhibit E, which shall be given not later than five Business Days prior to the related Subsequent Transfer

                                      1-1

Date, of the Seller's designation of Subsequent Contracts to be sold to the Trust and the aggregate Cut-off Date Principal Balance of such Subsequent Contracts.

     "Additional Principal Distribution Amount" means:
      ----------------------------------------

          (i) for any Distribution Date on or prior to the earlier of the Distribution Date in July 2002 and the first Distribution Date on which the Overcollateralization Amount equals $14,000,000, the lesser of (A) the Amount Available remaining after payment of the amounts described in clauses (i) through (xi) of Section 6.04(a), and (B) the amount (but not less than zero) necessary to increase the Overcollateralization Amount on that Distribution Date to $14,000,000, and

          (ii) for any Distribution Date after the earlier of the Distribution Date in July 2002 and the first Distribution Date on which the Overcollateralization Amount equals $14,000,00, zero.

     "Advance Payment" means, with respect to any Monthly Period, any payment by
      ---------------
an Obligor that was not due under the related Contract during or before such Monthly Period and which payment is not a Principal Prepayment.

     "Affiliate" of any specified Person means any other Person controlling or
      ---------
controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" or "controlled" have meanings correlative to the foregoing.

     "Agreement" means this Sale and Servicing Agreement as the same may be
      ---------
amended or supplemented from time to time.

     "Amount Available" means, as to any Distribution Date, an amount equal to
      ----------------
the Collected Funds for that Distribution Date plus any amounts required to be deposited in the Collection Account on or before such Distribution Date pursuant to Sections 6.02, 6.06, 8.01 and 8.02 of this Agreement, Section 10.04 of the Indenture or Section 9.3 of the Trust Agreement.

     "Amount Held for Future Distribution" means, as to any Distribution Date,
      -----------------------------------
the total of the amounts held in the Collection Account on the last day of the related Monthly Period on account of Advance Payments in respect of such Monthly Period.

     "Assignment" means the Assignment from the Seller to the Trust
      ----------
substantially in the form of Exhibit A, whereby the Seller assigns the Initial Contracts to the Trust.

     "Average Sixty-Day Delinquency Ratio" means, as to any Distribution Date,
      -----------------------------------
the arithmetic average of the Sixty-Day Delinquency Ratios for such Distribution Date and the two immediately preceding Distribution Dates.

                                      1-2

     "Average Sixty-Day Delinquency Ratio Test" means, to be considered
      ----------------------------------------
"satisfied" for any Distribution Date, that the Average Sixty-Day Delinquency Ratio for such Distribution Date is less than 10%.

     "Business Day" means any day other than (a) a Saturday, Sunday, legal
      ------------
holiday or other day on which commercial banking institutions in Minneapolis, Minnesota, New York, New York, Wilmington, Delaware or any other location of any successor Servicer, successor Owner Trustee or successor Trustee are authorized or obligated by law, executive order or governmental decree to be closed.

     "Certificate Distribution Account" means the account established and
      --------------------------------
maintained pursuant to Section 6.01(c).

     "Certificate Majority" means Holders of Certificates representing more than
      --------------------
50% of the interest of the Certificates as a whole.

     "Certificates"  means the Class C Asset-Backed Certificates issued under
      ------------
the Trust Agreement.

     "Class" means pertaining to each Class of Notes or Certificates, as
      -----
applicable.

     "Class A Interest Amount" means as to any Distribution Date, the sum of the
      -----------------------
Class A-1 Interest Amount, the Class A-2 Interest Amount and the Class A-3 Interest Amount.

     "Class A Principal Balance" means, as to any Distribution Date, the sum of
      -------------------------
the Class A-1 Principal Balance, the Class A-2 Principal Balance and the Class A-3 Principal Balance.

     "Class A-1 Formula Principal Distribution Amount" means, on any
      -----------------------------------------------
Distribution Date before the Stepdown Date, the lesser of the Total Note Principal Distribution Amount and the Class A-1 Principal Balance; and thereafter:

          (i) if no Trigger Event exists, the lesser of 66.67% of the Total Note Principal Distribution Amount and the Class A-1 Principal Balance; or

          (ii) if a Trigger Event exists, the lesser of the Total Note Principal Distribution Amount and the Class A-1 Principal Balance.

     "Class A-1 Interest Amount" means with respect to any Distribution Date, an
      -------------------------
amount equal to one month's interest (or, with respect to the Distribution Date in July 2000, from and including the Closing Date to but excluding July 15,
2000) at the Class A-1 Interest Rate on the Class A-1 Principal Balance.

     "Class A-1 Interest Shortfall" means, with respect to any Distribution
      ----------------------------
Date, the amount, if any, by which the amount distributed to Holders of the Class A-1 Notes on such Distribution Date is less than the Class A-1 Interest Amount for such Distribution Date.

                                      1-3

     "Class A-1 Interest Rate" means a per annum rate of interest equal to
      -----------------------
7.562%, calculated on the basis of a 360 day year consisting of twelve 30-day months.

     "Class A-1 Notes" means the Class A-1 Asset-Backed Notes issued by the
      ---------------
Trust pursuant to the Indenture.

     "Class A-1 Principal Balance" means, as to any Distribution Date, the
      ---------------------------
Original Class A-1 Principal Balance less all amounts distributed to Holders of Class A-1 Notes on any prior Distribution Date on account of principal.

     "Class A-2 Interest Amount" means, with respect to any Distribution Date,
      -------------------------
an amount equal to one month's interest (or, with respect to the Distribution Date in July 2000, from and including the Closing Date to but excluding July 15,
2000) at the Class A-2 Interest Rate on the Class A-2 Principal Balance.

     "Class A-2 Interest Shortfall" means, with respect to any Distribution
      ----------------------------
Date, the amount, if any, by which the amount distributed to Holders of the Class A-2 Notes on such Distribution Date pursuant to the Indenture is less than the Class A-2 Interest Amount for such Distribution Date.

     "Class A-2 Interest Rate" means a per annum rate of interest equal to
      -----------------------
7.850%, calculated on the basis of a 360 day year consisting of twelve 30-day months.

     "Class A-2 Notes" means the Class A-2 Asset-Backed Notes issued by the
      ---------------
Trust pursuant to the Indenture.

     "Class A-2 Principal Balance" means, as to any Distribution Date the
      ---------------------------
Original Class A-2 Principal Balance less all amounts distributed to Holders of Class A-2 Notes on prior Distribution Dates on account of principal.

     "Class A-2 and Class A-3 Formula Principal Distribution Amount" means, with
      -------------------------------------------------------------
respect to any Distribution Date:

          (i)   if the Distribution Date is before the Stepdown Date, zero;

          (ii) if the Distribution Date is on or after the Stepdown Date and no Trigger Event exists, the lesser of 66.67% of the Total Note Principal Distribution Amount and the sum of the Class A-2 Principal Balance and the Class A-3 Principal Balance, distributed sequentially to such Class A-2 Notes and Class A-3 Notes;

          (iii) if the Class A-1 Principal Balance has been reduced to zero and a Trigger Event exists, the lesser of 100% of the Total Note Principal Distribution Amount and the sum of the Class A-2 Principal Balance and the Class A-3 Principal Balance, distributed sequentially to the Class A-2 and Class A-3 Notes.

                                      1-4

     "Class A-3 Interest Amount" means, with respect to any Distribution Date,
      -------------------------
an amount equal to one month's interest (or, with respect to the Distribution Date in July 2000, from and including the Closing Date to but excluding July 15,
2000) at the Class A-3 Interest Rate on the Class A-3 Principal Balance.

     "Class A-3 Interest Shortfall" means, with respect to any Distribution
      ----------------------------
Date, the amount, if any, by which the amount distributed to Holders of the Class A-3 Notes on such Distribution Date is less than the Class A-3 Interest Amount for such Distribution Date.

     "Class A-3 Interest Rate" means a per annum rate of interest equal to
      -----------------------
8.110%, calculated on the basis of a 360 day year consisting of twelve 30-day months.

     "Class A-3 Notes" means the Class A-3 Asset-Backed Notes issued by the
      ---------------
Trust pursuant to the Indenture.

     "Class A-3 Principal Balance" means, as to any Distribution Date, the
      ---------------------------
Original Class A-3 Principal Balance less all amounts distributed to Holders of Class A-3 Notes on prior Distribution Dates on account of principal.

     "Class B Formula Principal Distribution Amount" means, on any Distribution
      ---------------------------------------------
Date:

          (i) if the Distribution Date is before the Stepdown Date and no Trigger Event exists, $0;

          (ii) if the Distribution Date is on or after the Stepdown Date and no Trigger Event exists, 13.33% of the Total Note Principal Distribution Amount, but in no event more than the Class B Principal Balance;

          (iii) if a Trigger Event exists, the Total Note Principal Distribution Amount less the sum of the Class A-1 Formula Principal Distribution Amount, the Class A-2 and Class A-3 Formula Principal Distribution Amount, Class M-1 Formula Principal Distribution Amount and the Class M-2 Formula Principal Distribution Amount, but in no event more than the Class B Principal Balance.

     "Class B Interest Amount" means, as to any Distribution Date, an amount
      -----------------------
equal to one month's interest (or, with respect to the first Distribution Date, interest from and including the Closing Date to but excluding July 15, 2000) at the Class B Interest Rate on the Class B Principal Balance.

     "Class B Interest Shortfall" means as to any Distribution Date, the amount,
      --------------------------
if any, by which the amount distributed to Holders of the Class B Notes on such Distribution Date is less than the Class B Interest Amount for such Distribution Date.

     "Class B Interest Rate" means 9.920% per annum, computed on the basis of a
      ---------------------
year of 360 days consisting of twelve 30-day months.

                                      1-5

     "Class B Notes" means the Class B Asset-Backed Notes issued by the Trust
      -------------
pursuant to the Indenture.

     "Class B Pool Factor" means, with respect to any Distribution Date, an
      -------------------
eight-digit decimal figure equal to the outstanding principal balance of the Class B Notes as of such Distribution Date (after giving effect to all distributions on such date) divided by the Original Class B Principal Balance.

     "Class B Principal Balance" means, as to any Distribution Date, the
      -------------------------
Original Class B Principal Balance less all amounts distributed to Holders of Class B Notes on prior Distribution Dates on account of principal.

     "Class B Reserve Account" means the account established and maintained
      -----------------------
pursuant to Section 6.09.

     "Class B Reserve Account Excess Amount" means, with respect to any
      -------------------------------------
Distribution Date, an amount equal to the excess, if any, of:

          (i) the amount of cash or other immediately available funds in the Class B Reserve Account on the Distribution Date, prior to giving effect to any withdrawals from the Class B Reserve Account relating to that Distribution Date, over

          (ii) the Class B Specified Reserve Balance with respect to that Distribution Date.

     "Class B Specified Reserve Balance" means an amount equal to $1,400,000.
      ---------------------------------

     "Class M-1 Formula Principal Distribution Amount" means, on any
      -----------------------------------------------
Distribution Date:

          (i) if the Distribution Date is before the Stepdown Date and no Trigger Event exists, $0;

          (ii) if the Distribution Date is on or after the Stepdown Date and no Trigger Event exists, 11.11% of the Total Note Principal Distribution Amount, but in no event more than the Class M-1 Principal Balance;

          (iii) if a Trigger Event exists, the Total Note Principal Distribution Amount less the sum of the Class A-1 Formula Principal Distribution Amount and the Class A-2 and Class A-3 Formula Principal Distribution Amount, but in no event more than the Class M-1 Principal Balance.

     "Class M-1 Interest Amount" means, with respect to any Distribution Date,
      -------------------------
an amount equal to one month's interest (or, with respect to the first Distribution Date, interest from and including the Closing Date to but excluding July 15, 2000) at the Class M-1 Interest Rate on the Class M-1 Principal Balance.
                                      1-6

     "Class M-1 Interest Shortfall" means, with respect to any Distribution
      ----------------------------
Date, the amount, if any, by which the amount distributed to Holders of the Class M-1 Notes on such Distribution Date is less than the Class M-1 Interest Amount for such Distribution Date.

     "Class M-1 Interest Rate" means a per annum rate of interest equal to
      -----------------------
8.480%, calculated on the basis of a year of 360 days consisting of twelve 30-day months.

     "Class M-1 Notes" means the Class M-1 Asset-Backed Notes issued by the
      ---------------
Trust pursuant to the Indenture.

     "Class M-1 Pool Factor" means, with respect to any Distribution Date, an
      ---------------------
eight-digit decimal figure equal to the outstanding principal balance of the Class M-1 Notes as of such Distribution Date (after giving effect to all distributions on such date) divided by the Original Class M-1 Principal Balance.

     "Class M-1 Principal Balance" means, as to any Distribution Date, the
      ---------------------------
Original Class M-1 Principal Balance less all amounts distributed to Holders of Class M-1 Notes on prior Distribution Dates on account of principal.

     "Class M-2 Formula Principal Distribution Amount" means, on any
      -----------------------------------------------
Distribution Date:

          (i) if the Distribution Date is before the Stepdown Date and no Trigger Event exists, $0;

          (ii) if the Distribution Date is on or after the Stepdown Date and no Trigger Event exists, 8.89% of the Total Note Principal Distribution Amount, but in no event more than the Class M-2 Principal Balance;

          (iii) if a Trigger Event exists, the Total Note Principal Distribution Amount less the sum of the Class A-1 Formula Principal Distribution Amount, the Class A-2 and Class A-3 Formula Principal Distribution Amount and the Class M-1 Formula Principal Distribution Amount, but in no event more than the Class M-2 Principal Balance.

     "Class M-2 Interest Amount" means, with respect to any Distribution Date,
      -------------------------
an amount equal to one month's interest (or with respect to the first Distribution Date, interest from and including the Closing Date to but excluding July 15, 2000) at the Class M-2 Interest Rate on the Class M-2 Principal Balance.

     "Class M-2 Interest Shortfall" means, with respect to any Distribution
      ----------------------------
Date, the amount, if any, by which the amount distributed to Holders of the Class M-2 Notes on such Distribution Date is less than the Class M-2 Interest Amount for such Distribution Date.

     "Class M-2 Interest Rate" means a per annum rate of interest equal to
      -----------------------
8.960%, calculated on the basis of a year of 360 days consisting of twelve 30-day months.

                                      1-7

     "Class M-2 Notes" means the Class M-2 Asset-Backed Notes issued by the
      ---------------
Trust pursuant to the Indenture.

     "Class M-2 Pool Factor" means, with respect to any Distribution Date, an
      ---------------------
eight-digit decimal figure equal to the outstanding principal balance of the Class M-2 Notes as of such Distribution Date (after giving effect to all distributions on such date) divided by the Original Class M-2 Principal Balance.

     "Class M-2 Principal Balance" means, as to any Distribution Date, the
      ---------------------------
Original Class M-2 Principal Balance less all amounts distributed to Holders of Class M-2 Notes on prior Distribution Dates on account of principal.

     "Closing Date" means June 29, 2000.
      ------------

     "Code" means the Internal Revenue Code of 1986, as amended.
      ----

     "Collateral Security" means, with respect to any Contract, (i) the security
      -------------------
interests, if any, granted by or on behalf of the related Obligor with respect thereto, including a first priority perfected security interest in the related Product, (ii) all other security interests or liens and property subject thereto from time to time purporting to secure payment of such Contract, whether pursuant to the agreement giving rise to such Contract or otherwise, together with all financing statements signed by the Obligor describing any collateral securing such Contract, (iii) all security agreements granting a security interest in the related Product and all guarantees, insurance and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Contract whether pursuant to the agreement giving rise to such Contract or otherwise, and (iv) all records in respect of such Contract.

     "Collected Funds" means, as to any Distribution Date, an amount equal to
      ---------------
(a) the sum of (i) the amount on deposit in the Collection Account as of the close of business on the last day of the related Monthly Period (exclusive of any amounts deposited therein pursuant to Sections 8.01 or 8.02 of this Agreement or Section 10.04 of the Indenture), (ii) any amounts required to be deposited in the Collection Account on or before the Business Day immediately preceding such Distribution Date pursuant to Sections 5.09 or 5.13, and (iii) any amount deposited in the Collection Account in respect of principal on the Contracts (exclusive of any amounts deposited therein pursuant to Sections 6.06, 8.01 or 8.02 of this Agreement, Section 10.04 of the Indenture or Section 9.3 of the Trust Agreement) after the last day of the related Monthly Period through and including the third Business Day prior to the Distribution Date, but in no event later than the 10th day of the month in which such Distribution Date occurs, reduced by (b) the sum as of the close of business on the last day of the related Monthly Period of (i) the Amount Held for Future Distribution, (ii) amounts permitted to be withdrawn by the Trustee from the Collection Account pursuant to clauses (b) - (e), inclusive, of Section 6.03; and (iii) with respect to all Distribution Dates other than the Distribution Date in July 2000, any amount deposited in the Collection Account in respect of principal on the Contracts (exclusive of any amounts deposited therein pursuant to Sections 6.06, 8.01 or 8.02 of this Agreement, Section 10.04 of the Indenture or Section 9.3 of the Trust Agreement) on or after the first day of the related Monthly Period and

                                      1-8
through and including the third Business Day of the preceding Distribution Date, but in no event later than the 10th day of the related Monthly Period.

     "Collection Account" means the account established and maintained pursuant
      ------------------
to Section 6.01(a).

     "Computer Tape" means the computer tape generated by the Originator which
      -------------
provides information relating to the Contracts and which was used by the Originator in selecting the Contracts, and includes the master file and the history file.

     "Contract File" means, as to each Contract, (a) the original copy of the
      -------------
Contract, including the executed evidence of the obligation of the Obligor; (b) either (i) the original title document for the related Product or a duplicate certified by the appropriate governmental authority which issued the original thereof or the application for such title document or (ii) if the laws of the jurisdiction in which the related Product is located do not provide for the issuance of title documents for goods of the type including the Product, other evidence of ownership of the related Product which is customarily relied upon in such jurisdiction as evidence of title to such goods; (c) evidence of one or more of the following types of perfection of the security interest in the related Product granted by such Contract, as appropriate: (i) notation of such security interest on the title document, (ii) a financing statement meeting the requirements of the UCC, with evidence of recording indicated thereon (if required to perfect a security interest in the related Product under the UCC as in force in the relevant state), or (iii) such other evidence of perfection of a security interest in goods of the type including the Product as is customarily relied upon in the jurisdiction in which the related Product is located; (d) the assignment of the Contract from the originator (if other than the Originator or a wholly-owned subsidiary of the Originator) to the Originator or a wholly-owned subsidiary of the Originator; (e) any extension, modification or waiver agreement(s); (f) a credit application signed by the Obligor, or a copy thereof; and (g) if required by Section 5.09, a certificate of insurance or application form for insurance signed by the Obligor, or copies thereof.

     "Contract Rate" means, with respect to any particular Contract, the rate of
      -------------
interest specified in that Contract and computed in accordance with the method specified in that Contract.

     "Contracts" means the retail installment sales contracts and promissory
      ---------
notes described in the List of Contracts and constituting part of the corpus of the Trust, which Contracts are to be assigned and conveyed by the Seller to the Trust, and includes, without limitation, all related security interests and any and all rights to receive payments which are due pursuant thereto on or after the Cutoff Date, but excluding any rights to receive payments which are due pursuant thereto prior to the Cutoff Date.

     "Corporate Trust Office" means with respect to the Owner Trustee, the
      ----------------------
principal office of the Owner Trustee at which at any particular time its corporate trust business shall be administered, which office at the Closing Date is located at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001, Attention: Corporate Trust Administration; the telecopy number for the Corporate Trust Office of the Owner Trustee on the date of the

                                      1-9
execution of this Agreement is 302-651-8882; with respect to the Indenture Trustee, the principal office of the Indenture Trustee at which at any particular time its corporate trust business shall be administered, which office at the Closing Date is located at U.S. Bank Trust National Association, 180 East Fifth Street, St. Paul, Minnesota 55101 Attention: Corporate Trust Department; the telecopy number for the Corporate Trust Office of the Indenture Trustee on the date of execution of this Agreement is 612-244-0089.

     "Counsel for the Originator" means Dorsey & Whitney LLP or other legal
      --------------------------
counsel for the Originator.

     "Cumulative Realized Loss Ratio" means, for any Distribution Date, a
      ------------------------------
fraction, expressed as a percentage, the numerator of which is the Cumulative Realized Losses for that Distribution Date and the denominator of which is the sum of the Cut-off Date Pool Principal Balance plus the amount on deposit in the Pre-Funding Account immediately prior to the Post-Funding Distribution Date.

     "Cumulative Realized Losses" means, for any Distribution Date, the sum of
      --------------------------
the Realized Losses for the Contracts for that Distribution Date and each preceding Distribution Date since the Cut-off Date.

     "Cumulative Realized Losses Test" means, to be considered "satisfied" for
      -------------------------------
any Distribution Date, that the Cumulative Realized Loss Ratio for the Contracts, for such Distribution Date is less than or equal to the percentage set forth below:

                   Distribution Date                  Percentage
                   -----------------                  ----------

               July 2002 - December 2002                2.70%
               January 2003 - June 2003                 3.44%
               July 2003 - December 2003                4.05%
               January 2004 - June 2004                 4.63%
               July 2004 - December 2004                5.09%
               January 2005 - June 2005                 5.25%
               July 2005 - December 2005                5.45%
               January 2006 - June 2006                 5.65%
               July 2006 - December 2006                5.83%

     "Cutoff Date" means the Initial Cutoff Date with respect to the Initial
      -----------
Contracts or the Subsequent Cutoff Date with respect to the Subsequent
Contracts.

     "Cutoff Date Pool Principal Balance" means the aggregate of the Cutoff Date
      ----------------------------------
Principal Balances of the Contracts.

     "Cutoff Date Principal Balance" means, as to any Contract, the unpaid
      -----------------------------
principal balance thereof at the Cutoff Date after giving effect to all installments of principal due prior thereto.

                                     1-10

     "Defaulted Contract" means a Contract with respect to which the Servicer
      ------------------
commenced repossession or foreclosure procedures, made a sale of such Contract to a third party for repossession, foreclosure or other enforcement, or as to which there was a payment delinquent 180 or more days (excluding any Contract deemed delinquent solely because the Obligor's required monthly payment was reduced as a result of bankruptcy or similar proceedings).

     "Delinquent Payment" means, as to any Contract, with respect to any Monthly
      ------------------
Period, any payment or portion of a payment of principal or interest that was originally scheduled to be made during such Monthly Period under such Contract and was not received or applied during such Monthly Period, whether or not any payment extension has been granted by the Servicer.

     "Determination Date" means the third Business Day prior to each
      ------------------
Distribution Date during the term of this Agreement.

     "Distribution Date" means the fifteenth day of each calendar month during
      -----------------
the term of this Agreement, or if such day is not a Business Day, the next succeeding Business Day, commencing on July 17, 2000.

     "Due Date" means, as to any Contract, the date of the month on which the
      --------
scheduled monthly payment for such Contract is due.

     "Electronic Ledger" means the electronic master record of installment sale
      -----------------
contracts of the Originator.

     "Eligible Account" means, at any time, an account which is any of the
      ----------------
following: (i) an account maintained with an Eligible Institution; (ii) a trust account (which shall be a "segregated trust account") maintained with the corporate trust department of a federal or state chartered depository institution or trust company with trust powers and acting in its fiduciary capacity for the benefit of the Indenture Trustee, which depository institution or trust company shall have capital and surplus (or, if such depository institution or trust company is a subsidiary of a bank holding company system, the capital and surplus of the bank holding company) of not less than $50,000,000 and the securities of such depository institution (or, if such depository institution is a subsidiary of a bank holding company system and such depository institution's securities are not rated, the securities of the bank holding company) shall have a credit rating from Standard & Poor's (if rated by Standard & Poor's) and Moody's in one of its generic credit rating categories which signifies investment grade; or (iii) an account that will not cause Standard & Poor's and Moody's to downgrade or withdraw their then-current ratings assigned to the Notes, as confirmed in writing by Standard & Poor's and Moody's.

     "Eligible Institution" means any depository institution (which may be the
      --------------------
Owner Trustee, the Indenture Trustee or an Affiliate of either) organized under the laws of the United States or any State, the deposits of which are insured to the full extent permitted by law by the Bank Insurance Fund (currently administered by the Federal Deposit Insurance Corporation), which is subject to supervision and examination by federal or state authorities and whose short-term deposits have been rated A-1+ by Standard & Poor's and P-1 by Moody's, or whose unsecured long-term debt has been rated in one of the two highest rating categories by Standard & Poor's

                                     1-11
and Moody's in the case of unsecured long-term debt, or who shall otherwise be acceptable to Standard & Poor's and Moody's.

     "Eligible Investments" are any of the following:
      --------------------

          (i) direct obligations of, and obligations fully guaranteed by, the United States of America, the Federal Home Loan Mortgage Corporation, the Federal National Mortgage Association, or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America and which are noncallable;

          (ii) demand and time deposits in, certificates of deposit of, bankers' acceptances issued by, or federal funds sold by any depository institution or trust company (including the Indenture Trustee or any Affiliate of the Indenture Trustee, acting in its commercial capacity) incorporated under the laws of the United States of America or any State thereof and subject to supervision and examination by federal and/or state authorities, so long as, at the time of such investment or contractual commitment providing for such investment, the commercial paper or other short-term deposits of such depository institution or trust company (or, in the case of a depository institution which is the principal subsidiary of a holding company, the commercial paper or other short-term debt obligations of such holding company) are rated at least A-1+ by Standard & Poor's and at least P-1 by Moody's;

          (iii) shares of an investment company registered under the Investment Company Act of 1940, whose shares are registered under the Securities Act of 1933 and have the highest credit rating then available from Moody's and Standard & Poor's and whose only investments are in securities described in clauses (i) and (ii) above;

          (iv) repurchase obligations with respect to (A) any security described in clause (i) above or (B) any other security issued or guaranteed by an agency or instrumentality of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) described in clause (ii) above;

          (v) securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any State thereof which have a credit rating of at least AAA by Standard & Poor's and in one of the two highest rating categories from Moody's at the time of such investment; provided, however, that securities issued by any
                              --------  -------
     particular corporation will not be Eligible Investments to the extent that investment therein will cause the then outstanding principal amount of securities issued by such corporation and held as part of the corpus of the Trust to exceed 10% of amounts held in the Collection Account; and

          (vi) commercial paper having a rating of at least A-1+ from Standard & Poor's and at least P-1 by Moody's at the time of such investment or pledge as a security.

                                     1-12

Notwithstanding the foregoing, securities that represent the right to receive payments only of interest due on underlying obligations shall not be included as Eligible Investments, whether or not such securities otherwise fall within (i) through (vi) above.

     Each of the Indenture Trustee and the Owner Trustee may trade with itself or an Affiliate in the purchase or sale of such Eligible Investments.

     "Eligible Servicer" means Conseco Finance Corp. or any Person qualified to
      -----------------
act as Servicer of the Contracts under applicable federal and state laws and regulations, which Person services not less than an aggregate of $100,000,000 in outstanding principal amount of retail installment sales contracts and/or consumer installment Contracts.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as
      -----
amended.

     "Errors and Omissions Protection Policy" means the employee errors and
      --------------------------------------
omissions policy maintained by the Servicer or any similar replacement policy covering errors and omissions by the Servicer's employees, and meeting the requirements of Section 5.09, all as such policy relates to Contracts comprising a portion of the corpus of the Trust.

     "Event of Termination" has the meaning assigned in Section 7.01.
      --------------------

     "Fidelity Bond" means the fidelity bond maintained by the Servicer or any
      -------------
similar replacement bond, meeting the requirements of Section 5.09, as such bond relates to Contracts comprising a portion of the corpus of the Trust.

     "Formula Principal Distribution Amount" means, as of any Distribution Date
      -------------------------------------
(but subject to the last sentence of this definition), the sum of the following amounts with respect to the related Monthly Period, in each case computed in accordance with the method specified in the relevant Contract:

          (i) all scheduled payments of principal due on each outstanding Contract during the related Monthly Period as specified in the amortization schedule at the time applicable thereto (after adjustments for previous Partial Principal Prepayments and after any adjustment to such amortization schedule by reason of any bankruptcy of an Obligor or similar proceeding or any moratorium or similar waiver or grace period); plus

          (ii) the Scheduled Principal Balance of each Contract which, during the related Monthly Period, was purchased by the Originator pursuant to this Agreement on account of a breach of a representation or warranty; plus

          (iii) all Partial Principal Prepayments applied and all Principal Prepayments in Full received on Contracts during the related Monthly Period; plus

          (iv) the aggregate Scheduled Principal Balance of all Contracts that became Liquidated Contracts during the related Monthly Period; plus the amounts of any reduction in the outstanding principal balance of a Contract during such Monthly Period

                                     1-13
     ordered as a result of a bankruptcy or similar proceeding involving the related Obligor; plus

          (v) all collections in respect of principal on the Contracts received during the current month up to and including the third Business Day prior to such Distribution Date (but in no event later than the 10th day of the month in which such Distribution Date occurs), minus

          (vi) with respect to all Distribution Dates other than the Distribution Date in July 2000, all collections of principal on the Contracts received during the related Monthly Period up to and including the third Business Day prior to the preceding Distribution Date (but in no event later than the 10th day of the prior month).

     "Formula Principal Shortfall" means, with respect to any Distribution Date,
      ---------------------------
the excess, if any, of the Formula Principal Distribution Amount for such Distribution Date over the funds available to pay principal on the Notes pursuant to Section 6.04(a) of this Agreement.

     "GTFC-2" means Green Tree Finance Corp.-2, a Minnesota corporation.
      ------

     "Indenture" means the Indenture, dated as of June 1, 2000, between the
      ---------
Trust and U.S. Bank Trust National Association, as Indenture Trustee, as the same may be amended and supplemented from time to time.

     "Indenture Trustee" means the Person acting as Trustee under the Indenture,
      -----------------
its successors in interest and any successor Trustee under the Indenture.

     "Independent" means, when used with respect to any specified Person, Dorsey
      -----------
& Whitney LLP, or any Person who (i) is in fact independent of the Seller and the Servicer, (ii) does not have any direct financial interest or any material indirect financial interest in the Seller or the Servicer or in an Affiliate of either and (iii) is not connected with the Seller or the Servicer as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions. Whenever it is provided herein that any Independent Person's opinion or certificate shall be furnished to the Trustee, such opinion or certificate shall state that the signatory has read this definition and is Independent within the meaning set forth herein.

     "Initial Contract" means a Contract identified as such on the List of
      ----------------
Contracts attached hereto.

     "Initial Cutoff Date" means May 31, 2000.
      -------------------

     "Insurance Policy" means, with respect to each Contract, the policy of
      ----------------
insurance (if any) required to be maintained for the related Product by Section 5.09, and which, as provided in said Section 5.09, may be a blanket policy maintained by the Servicer in accordance with the terms and conditions of said
Section 5.09.

                                     1-14

     "Insurance Proceeds" means proceeds paid by any insurer pursuant to any
      ------------------
insurance policy or contract.

     "Interest Accrual Period" means, with respect to a Distribution Date, the
      -----------------------
period from and including the preceding Distribution Date (or, in the case of the first Distribution Date, from and including the Closing Date) to but excluding such Distribution Date.

     "Liquidated Contract" means any Defaulted Contract as to which the Servicer
      -------------------
has determined that all amounts which it expects to recover from or on account of such Contract through the date of disposition of the related Product have been recovered; provided that any defaulted Contract in respect of which the related Product has been realized upon and disposed of and the proceeds of such disposition have been received shall be deemed to be a Liquidated Contract.

     "Liquidation Expenses" means out-of-pocket expenses (exclusive of any
      --------------------
overhead expenses) which are incurred by the Servicer in connection with the liquidation of any Defaulted Contract, on or prior to the date on which the related Product is disposed of, including, without limitation, legal fees and expenses, and any related and unreimbursed expenditures for property taxes, property preservation or restoration of the property to marketable condition.

     "Liquidation Proceeds" means cash (including Insurance Proceeds and
      --------------------
proceeds realized on the repurchase of any Product by the originating dealer for breach of warranties) received in connection with the liquidation of Defaulted Contracts, whether through repossession, foreclosure sale or otherwise, including any rental income realized from any repossessed Product.

     "List of Contracts" means the list identifying each Contract constituting
      -----------------
part of the corpus of the Trust, which list (a) identifies each Contract and (b) sets forth as to each Contract (i) the Cutoff Date Principal Balance, (ii) the amount of monthly payments due from the Obligor, (iii) the Contract Rate and
(iv) the maturity date, the List of Contracts as of the Closing Date is attached to the Assignment, and shall be revised on each Subsequent Transfer Date to add the Subsequent Contracts then being transferred to the Trust.

     "Minimum Purchase Price" has the meaning assigned in Section 8.01.
      ----------------------

     "Moody's" means Moody's Investors Service, Inc., or any successor thereto;
      -------
provided that, if Moody's no longer has a rating outstanding on any Class of Notes, then references herein to "Moody's" shall be deemed to refer to the NRSRO then rating any Class of the Notes (or, if more than one such NRSRO is then rating any Class of the Notes, to such NRSRO as may be designated by the Servicer), and references herein to ratings by or requirements of Moody's shall be deemed to have the equivalent meanings with respect to ratings by or requirements of such NRSRO.

     "Monthly Period" means a calendar month during the term of this Agreement.
      --------------
With respect to a Distribution Date, "related Monthly Period" means the calendar month immediately preceding the month in which the Distribution Date occurs.

                                     1-15

     "Monthly Report" has the meaning assigned in Section 5.14.
      --------------

     "Monthly Servicing Fee" means, as of any Distribution Date, one-twelfth of
      ---------------------
the product of 0.75% and the Pool Scheduled Principal Balance for the immediately preceding Distribution Date.

     "Net Liquidation Loss" means, as to a Liquidated Contract, the amount, if
      --------------------
any, by which (a) the outstanding principal balance of such Liquidated Contract plus accrued and unpaid interest thereon to the date on which such Liquidated Contract became a Liquidated Contract exceeds (b) the Net Liquidation Proceeds for such Liquidated Contract.

     "Net Liquidation Proceeds" means, as to a Liquidated Contract, all
      ------------------------
Liquidation Proceeds received on or prior to the last day of the Monthly Period in which such Contract became a Liquidated Contract, net of Liquidation Expenses.

     "Note Distribution Account" means the account designated as such,
      -------------------------
established and maintained pursuant to Section 6.01(b).

     "Note Majority" means, as to each Class of Notes, Holders of Notes
      -------------
representing a majority of the Principal Balance of such Class of Notes.

     "Note Pool Factor" means, with respect to any Distribution Date and each
      ----------------
Class of Notes, an eight-digit decimal figure equal to the outstanding principal balance of such class of Notes as of such Distribution Date (after giving effect to all distributions on such date) divided by the Original Principal Balance of such Class of Notes as of the Closing Date.

     "Note Principal Balance" means, as of any Distribution Date, the sum of the
      ----------------------
Class A Principal Balance, the Class M-1 Principal Balance, the Class M-2 Principal Balance and the Class B Principal Balance.

     "Notes" means the Class A Notes, Class M Notes or Class B Notes.
      -----

     "NRSRO" means any nationally recognized statistical rating organization.
      -----

     "MN UCC" means the Uniform Commercial Code as in effect in the State of
      ------
Minnesota.

     "Obligor" means a Product buyer or other Person who is indebted under a
      -------
Contract.

     "Officer's Certificate" means, with respect to any Person, a certificate
      ---------------------
signed by the Chairman of the Board, President or any Vice President of such Person and delivered to the Owner Trustee and/or the Trustee as applicable.

     "Opinion of Counsel" means a written opinion of counsel, who may, except as
      ------------------
expressly provided herein, be salaried counsel for the Servicer, acceptable to the Indenture Trustee, the Owner Trustee and the Seller.

                                     1-16

     "Original Class A-1 Principal Balance" means $170,800,000.
      ------------------------------------

     "Original Class A-2 Principal Balance" means $25,000,000.
      ------------------------------------

     "Original Class A-3 Principal Balance" means $36,600,000.
      ------------------------------------

     "Original Class M-1 Principal Balance" means $14,000,000.
      ------------------------------------

     "Original Class M-2 Principal Balance" means $11,200,000.
      ------------------------------------

     "Original Class B Principal Balance" means $16,800,000.
      ----------------------------------

     "Original Class Principal Balance" means, with respect to any Class, the
      --------------------------------
Original Class A-1 Principal Balance, the Original Class A-2 Principal Balance, the Original Class A-3 Principal Balance, the Original Class M-1 Principal Balance, the Original Class M-2 Principal Balance or the Original Class B Principal Balance, as appropriate.

     "Original Note Principal Balance" means the sum of the Original Class A-1
      -------------------------------
Principal Balance, the Original Class A-2 Principal Balance, the Original Class A-3 Principal Balance, the Original Class M-1 Principal Balance, the Original Class M-2 Principal Balance and the Original Class B Principal Balance.

     "Overcollateralization Amount" means, for any Distribution Date, the excess
      ----------------------------
of (A) the sum of the Pool Scheduled Principal Balance plus the Pre-Funded Amount over (B) the Note Principal Balance minus the amount actually deposited in the Note Distribution Account on such Distribution Date in respect of principal on the Notes pursuant to Sections 6.04(a)(viii) and (xii).

     "Owner Trustee" means Wilmington Trust Company, acting not individually but
      -------------
solely as trustee, or its successor in interest, and any successor appointed as provided in the Trust Agreement.

     "Partial Principal Prepayment" means (a) any Principal Prepayment other
      ----------------------------
than a Principal Prepayment in Full and (b) any cash amount deposited in the Collection Account pursuant to the proviso in Section 3.05(a).

     "Person" means any individual, corporation, partnership, limited liability
      ------
company, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization or government or any agency or political subdivision thereof.

     "Pool Scheduled Principal Balance" means, as of any Distribution Date, the
      --------------------------------
aggregate Scheduled Principal Balance of all Contracts that were outstanding during the related Monthly Period.

     "Post-Funding Distribution Date" means the first Distribution Date after
      ------------------------------
the last day of the Pre-Funding Period.

                                     1-17

     "Pre-Funded Amount" means with respect to any date of determination, the
      -----------------
amount then on deposit in the Pre-Funding Account, after giving effect to any sale of Subsequent Contracts to the Trust on such date.

     "Pre-Funding Account" means the account so designated, established and
      -------------------
maintained pursuant to Section 6.06.

     "Pre-Funding Period" means the period beginning on the Closing Date and
      ------------------
ending on the earliest of (a) the date on which the amount on deposit in the Pre-Funding Account is less than $10,000.00, (b) the close of business on August 14, 2000, or (c) the date on which a Servicer Termination Event occurs.

     "Principal Prepayment" means a payment or other recovery of principal on a
      --------------------
Contract (exclusive of Liquidation Proceeds) which is received in advance of its scheduled due date and applied upon receipt (or, in the case of a Partial Principal Prepayment, upon the next Due Date on such Contract) to reduce the outstanding principal amount due on such Contract prior to the date or dates on which such principal amount is due.

     "Principal Prepayment in Full" means any Principal Prepayment of the entire
      ----------------------------
principal balance of a Contract.

     "Realized Losses" means, with respect to any Distribution Date, the
      ---------------
aggregate Net Liquidation Losses of all Contracts that become Liquidated Contracts during the related Monthly Period.

     "Record Date" means the Business Day immediately preceding the related
      -----------
Distribution Date.

     "Related Documents" means the Transfer Agreement, the Trust Agreement, the
      -----------------
Indenture, the Administration Agreement, the Certificates, the Notes and the Underwriting Agreement. The Related Documents executed by any party are referred to herein as "such party's Related Documents," "its Related Documents" or by a similar expression.

     "Repurchase Price" means, with respect to a Contract to be repurchased
      ----------------
pursuant to Section 3.05 or Section 5.20, an amount equal to (a) the remaining principal amount outstanding on such Contract, plus (b) interest at the Contract Rate on such Contract from the end of the Monthly Period with respect to which the Obligor last made a payment through the end of the Monthly Period during which such repurchase occurs.

     "Reserve Account" means the account designated as the Reserve Account in,
      ---------------
and which is established and maintained pursuant to, Section 6.08.

     "Reserve Account Excess Amount" means, with respect to any Distribution
      -----------------------------
Date, an amount equal to the excess, if any, of:

                                     1-18

          (a) the amount of cash or other immediately available funds in the Reserve Account on the Distribution Date, prior to giving effect to any withdrawals from the Reserve Account relating to that Distribution Date, over

          (b) the Specified Reserve Balance with respect to that Distribution Date.

     "Responsible Officer" means, with respect to the Owner Trustee, the
      -------------------
chairman and any vice chairman of the board of directors, the president, the chairman and vice chairman of any executive committee of the board of directors, every vice president, assistant vice president, the secretary, every assistant secretary, cashier or any assistant cashier, controller or assistant controller, the treasurer, every assistant treasurer, every trust officer, assistant trust officer and every other officer or assistant officer of the Trustee customarily performing functions similar to those performed by persons who at the time shall be such officers, respectively, or to whom a corporate trust matter is referred because of knowledge of, familiarity with, and authority to act with respect to a particular matter.

     "Sale Date" means the Distribution Date as of which the corpus of the Trust
      ---------
is sold pursuant to Section 10.04 of the Indenture or Section 9.03 of the Trust Agreement.

     "Scheduled Principal Balance" means, as to any Contract and any
      ---------------------------
Distribution Date or the Cutoff Date, the principal balance of such Contract as of the Due Date in the Monthly Period immediately preceding such Distribution Date or as of the Due Date immediately preceding the Cutoff Date, as the case may be, as specified in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any bankruptcy of an Obligor or similar proceeding or any moratorium or similar waiver or grace period) after giving effect to any previous Partial Principal Prepayments and to the payment of principal due on such Due Date and irrespective of any delinquency in payment by, or extension granted to, the related Obligor.

     "Securities" means the Notes and the Certificates.
      ----------

     "Securityholders" means the Noteholders and the Certificateholders.
      ---------------
"Service Transfer" has the meaning assigned in Section 7.02.

     "Servicer" means Conseco Finance Corp., a Delaware corporation, until any
      --------
Service Transfer hereunder and thereafter means the new servicer appointed pursuant to Article VII.

     "Servicer Advance" means, with respect to any Distribution Date, the
      ----------------
amount, if any, deposited by the Servicer in the Collection Account pursuant to
Section 5.13.

     "Servicing Officer" means any officer of the Servicer involved in, or
      -----------------
responsible for, the administration and servicing of Contracts whose name appears on a list of servicing officers appearing in an Officer's Certificate furnished to the Trustee by the Servicer, as the same may be amended from time to time.

                                     1-19

     "Sixty-Day Delinquency Ratio" means, for any Distribution Date, a fraction,
      ---------------------------
expressed as a percentage, the numerator of which is the aggregate of the outstanding balances of all Contracts that were delinquent 60 days or more as of the end of the prior Monthly Period (including such Contracts in respect of which the related Product has been foreclosed upon but is still in inventory), and the denominator of which is the Pool Scheduled Principal Balance of the Contracts for such Distribution Date.

     "Specified Reserve Balance" means
      -------------------------

          (i)  prior to the Distribution Date in July 2002, $7,000,000;

          (ii) beginning on the Distribution Date in July 2002, $5,600,000, provided that:

               (a) the Average Sixty-Day Delinquency Ratio as of the Distribution Date in July 2002 does not exceed 10%;

               (b) the Cumulative Realized Loss Ratio as of the Distribution Date in July 2002 does not exceed 2.50%; and

               (c) Conseco Finance or an Affiliate is the Servicer on the Distribution Date in July 2002.

     "Standard & Poor's" means Standard & Poor's Ratings Service, or any
      -----------------
successor thereto; provided that if Standard & Poor's no longer has a rating outstanding on any Class of Notes or Certificates, then references herein to "Standard & Poor's" shall be deemed to refer to the NRSRO then rating any Class of the Notes or Certificates (or, if more than one such NRSRO is then rating any Class of the Notes or Certificates, to such NRSRO as may be designated by the Servicer), and references herein to ratings by or requirements of Standard & Poor's shall be deemed to have the equivalent meanings with respect to ratings by or requirements of such NRSRO.

     "Stepdown Date" means the first Payment Date on which the Class A-1
      -------------
Principal Balance is less than or equal to $22,400,000.

     "Subsequent Cut-off Date" means the date specified as such in the
      -----------------------
applicable Subsequent Transfer Instrument.

     "Subsequent Contract" means a Contract sold by the Seller to the Trust
      -------------------
pursuant to Section 2.03, such Contract being identified as such in the Subsequent Transfer Instrument.

     "Subsequent Transfer Date" means, with respect to each Subsequent Transfer
      ------------------------
Instrument, the date on which the related Subsequent Contracts are sold to the Trust.

     "Subsequent Transfer Instrument" means each Subsequent Transfer Instrument
      ------------------------------
dated as of a Subsequent Transfer Date executed by the Owner Trustee, the Originator and the Seller

                                     1-20
substantially in the form of Exhibit F, by which the Seller sells Subsequent Contracts to the Trust.

     "Total Note Principal Distribution Amount" means, for any Distribution
      ----------------------------------------
Date, the sum of:

          (i) the Formula Principal Distribution Amount for such Distribution Date, plus

          (ii) the Unpaid Formula Principal Shortfall, if any, for such Distribution Date, plus

          (iii) the Additional Principal Distribution Amount, minus

          (iv) for any Distribution Date beginning with the July 2002 Distribution Date, so long as no Trigger Event exists, the amount, if any, by which the Overcollateralization Amount would otherwise exceed 10% of the Pool Scheduled Principal Balance.

     "Total Required Payment" means, with respect to any Distribution Date, the
      ----------------------
sum of the amounts distributable pursuant to clauses 6.04(a)(i) through 6.04(a)(vii) without regard to the limitation of the Amount Available for such Distribution Date plus, on the Final Scheduled Distribution Date for any Class of Notes, the outstanding principal balance of such Class.

     "Trigger Event" exists for any Distribution Date if (i) the Average Sixty-
      -------------
Day Delinquency Ratio Test is not satisfied or (ii) the Cumulative Realized Losses Test is not satisfied.

     "Trust" means the Conseco Finance Recreational Enthusiast Consumer Trust
      -----
2000-A.

     "Trust Accounts" means the Collection Account, the Note Distribution
      --------------
Account, the Certificate Distribution Account, the Pre-Funding Account, the Reserve Account and the Class B Reserve Account.

     "Trust Agreement" means the Trust Agreement dated as of June 1, 2000
      ---------------
between the Seller and the Owner Trustee, as the same may be amended and supplemented from time to time.

     "Trust Property" means the property conveyed to the Trust pursuant to
      --------------
Section 2.01(a) and Section 2.03.

     "Uncollectible Advance" means, with respect to any Determination Date, the
      ---------------------
portion of any Servicer Advances which the Servicer has determined in good faith will not be ultimately recoverable by the Servicer from insurance policies on the Product, the Obligor or out of Net Liquidation Proceeds. The determination by the Servicer that it has made an Uncollectible Advance shall be evidenced by an Officer's Certificate delivered to the Trustee.

     "Underwriters" means Credit Suisse First Boston Corporation and Banc of
      ------------
America Securities LLC.

                                     1-21

     "Underwriting Agreement" means the Underwriting Agreement and related Terms
      ----------------------
Agreement, each dated June 27, 2000, among the Originator, the Seller and the Underwriters.

     "Unpaid Class A Interest Shortfall" means as to any Distribution Date, the
      ---------------------------------
sum of Unpaid Class A-1 Interest Shortfall, Unpaid Class A-2 Interest Shortfall and Unpaid Class A-3 Interest Shortfall for such Distribution Date.

     "Unpaid Class A-1 Interest Shortfall" means, as to any Distribution Date,
      -----------------------------------
the remainder, if any, of (x) the Class A-1 Interest Shortfall, if any, for the immediately prior Distribution Date, plus (y) the Unpaid Class A-1 Interest Shortfall, if any, determined as of such immediately prior Distribution Date, minus (z) the amount distributed to the Holders of Class A-1 Notes on account of any Unpaid Class A-1 Interest Shortfall on such immediately prior Distribution Date, plus accrued interest (to the extent payment thereof is legally permissible) at the Class A-1 Interest Rate on such remainder from such immediately prior Distribution Date to the current Distribution Date.

     "Unpaid Class A-2 Interest Shortfall" means, as to any Distribution Date,
      -----------------------------------
the remainder, if any, of (x) the Class A-2 Interest Shortfall, if any, for the immediately prior Distribution Date, plus (y) the Unpaid Class A-2 Interest Shortfall, if any, determined as of such immediately prior Distribution Date, minus (z) the amount distributed to the Holders of Class A-2 Notes on account of any Unpaid Class A-2 Interest Shortfall on such immediately prior Distribution Date, plus accrued interest (to the extent payment thereof is legally permissible) at the Class A-2 Interest Rate on such remainder from such immediately prior Distribution Date to the current Distribution Date.

     "Unpaid Class A-3 Interest Shortfall" means, as to any Distribution Date,
      -----------------------------------
the remainder, if any, of (x) the Class A-3 Interest Shortfall, if any, for the immediately prior Distribution Date, plus (y) the Unpaid Class A-3 Interest Shortfall, if any, determined as of such immediately prior Distribution Date, minus (z) the amount distributed to the Holders of Class A-3 Notes on account of any Unpaid Class A-3 Interest Shortfall on such immediately prior Distribution Date, plus accrued interest (to the extent payment thereof is legally permissible) at the Class A-3 Interest Rate on such remainder from such immediately prior Distribution Date to the current Distribution Date.

     "Unpaid Class B Interest Shortfall" means, as to any Distribution Date, the
      ---------------------------------
remainder, if any, of (x) the Class B Interest Shortfall, if any, for the immediately prior Distribution Date, plus (y) the Unpaid Class B Interest Shortfall, if any, determined as of such immediately prior Distribution Date, minus (z) the amount distributed to the Holders of Class B Notes on account of any Unpaid Class B Interest Shortfall on such immediately prior Distribution Date, plus accrued interest (to the extent payment thereof is legally permissible) at the Class B Interest Rate on such remainder from such immediately prior Distribution Date to the current Distribution Date.

     "Unpaid Class M-1 Interest Shortfall" means, as to any Distribution Date,
      -----------------------------------
the remainder, if any, of (x) the Class M-1 Interest Shortfall, if any, for the immediately prior Distribution Date, plus (y) the Unpaid Class M-1 Interest Shortfall, if any, determined as of such immediately prior

                                     1-22

Distribution Date, minus (z) the amount distributed to the Holders of Class M-1 Notes on account of any Unpaid Class M-1 Interest Shortfall on such immediately prior Distribution Date, plus accrued interest (to the extent payment thereof is legally permissible) at the Class M-1 Interest Rate on such remainder from such immediately prior Distribution Date to the current Distribution Date.

     "Unpaid Class M-2 Interest Shortfall" means, as to any Distribution Date,
      -----------------------------------
the remainder, if any, of (x) the Class M-2 Interest Shortfall, if any, for the immediately prior Distribution Date, plus (y) the Unpaid Class M-2 Interest Shortfall, if any, determined as of such immediately prior Distribution Date, minus (z) the amount distributed to the Holders of Class M-2 Notes on account of any Unpaid Class M-2 Interest Shortfall on such immediately prior Distribution Date, plus accrued interest (to the extent payment thereof is legally permissible) at the Class M-2 Interest Rate on such remainder from such immediately prior Distribution Date to the current Distribution Date.

     "Unpaid Formula Principal Shortfall" means, as of any Distribution Date,
      ----------------------------------
the remainder, if any, of (x) the Formula Principal Shortfall, if any, for the immediately prior Distribution Date, plus (y) the Unpaid Formula Principal Shortfall, if any, determined as of such immediately prior Distribution Date, minus (z) the amount included, if any, in excess of the Formula Principal Distribution Amount for such immediately prior Distribution Date that was included in the Total Note Principal Distribution Amount actually deposited in the Note Distribution Account on such immediately prior Distribution Date.

     "Weighted Average Contract Rate" means, as to any Distribution Date, the
      ------------------------------
weighted average (determined by Scheduled Principal Balance) of the Contract Rates of all Contracts that were outstanding during the prior related Monthly Period.

                                     1-23

                                  ARTICLE II

                             TRANSFER OF CONTRACTS

     SECTION 2.01.  Transfer of Contracts.
                    ---------------------

     (a) Subject to the terms and conditions of this Agreement, the Seller hereby irrevocably and unconditionally transfers, assigns, sets over and otherwise conveys to the Trust by execution of an Assignment substantially in the form of Exhibit A hereto all right, title and interest of the Seller in and to (1) the Initial Contracts (including, without limitation, the Collateral Security), and all moneys payable thereon or in respect to the Initial Contracts, including any liquidation proceeds therefrom but excluding payments due on the Initial Contracts prior to the Initial Cutoff Date, (2) the Insurance Policies on any Products securing an Initial Contract for the benefit of the creditor of such Initial Contract and all blanket insurance policies to the extent they relate to the Initial Contracts, (3) the Transfer Agreement and each Subsequent Transfer Agreement, (4) the Errors and Omissions Protection Policy as such policy relates to the Contracts, (5) all items contained in the Contract Files, (6) the Trust Accounts and all funds on deposit therein from time to time and all investments and proceeds thereof (including all income thereon), and (7) all proceeds and products of the foregoing.

     (b) Although the parties intend that the conveyance pursuant to this Agreement of the Seller's right, title and interest in and to the Contracts and the Collateral Security pursuant to this Agreement and each Subsequent Transfer Instrument shall constitute a purchase and sale and not a pledge of security for loans from the Certificateholders and/or the Noteholders, if such conveyances are deemed to be a pledge of security for loans from the Certificateholders, the Noteholders or any other Persons (the "Secured Obligations"), the parties intend that the rights and obligations of the parties to the Secured Obligations shall be established pursuant to the terms of this Agreement. The parties also intend and agree that the Seller shall be deemed to have granted to the Trust, and the Seller does hereby grant to the Trust, a perfected first-priority security interest in the items designated in Section 2.01(a)(1) through 2.01(a)(6) above, and all proceeds thereof, to secure the Secured Obligations, and that this Agreement shall constitute a security agreement under applicable law. If the trust created by this Agreement terminates prior to the satisfaction of the claims of any Person under any Certificates, any Notes or the Secured Obligations, the security interest created hereby shall continue in full force and effect and the Owner Trustee shall be deemed to be the collateral agent for the benefit of such Person.

     SECTION 2.02.  Conditions to Acceptance by Owner Trustee.
                    -----------------------------------------

     As conditions to the Owner Trustee's execution and delivery of the Notes on behalf of the Trust and the execution, authentication and delivery of the Certificates on behalf of the Trust on the Closing Date, the Owner Trustee on behalf of the Trust shall have received the following on or before the Closing
Date:

          (a) The List of Contracts, certified by the Chairman of the Board, President or any Vice President of the Originator (which certification may be part of the Assignment delivered pursuant to Section 2.02(f)).

                                      2-1

          (b) A letter from PricewaterhouseCoopers LLP or another nationally recognized accounting firm, stating that such firm has reviewed the Initial Contracts on a statistical sampling basis and, based on such sampling, concluding that, except with respect to those Initial Contracts so specified in the letter, the Contracts conform in all material respects to the List of Contracts, to a confidence level of 97.5%, with an error rate generally not in excess of 1.8%.

          (c) Copies of resolutions of the board of directors of the Seller and the Originator or of the executive committee of the board of directors of the Seller and the Originator approving the execution, delivery and performance of this Agreement, its Related Documents and the transactions contemplated hereunder, certified in each case by the secretary or an assistant secretary of the Seller and the Originator, as applicable.

          (d) Officially certified recent evidence of due incorporation and good standing of the Seller under the laws of the State of Minnesota and of the Servicer under the laws of the State of Delaware.

          (e) Evidence of filing with the Secretary of State of Minnesota of (i) a UCC-1 financing statement, executed by the Originator as debtor, naming the Seller as secured party and listing the Contracts as collateral, and
     (ii) a UCC-1 financing statement, executed by the Seller as debtor, naming the Trust as secured party and listing the Contracts as collateral.

          (f) An executed copy of the Assignment substantially in the form of Exhibit A hereto.

          (g) Evidence of continued coverage of the Servicer under the Errors and Omissions Protection Policy.

          (h) Evidence of deposit in the Collection Account of all funds received with respect to the Initial Contracts prior to the Closing Date which were due on or after the Initial Cutoff Date, together with an Officer's Certificate of the Servicer to the effect that such amount is correct.

          (i) An Officer's Certificate of the Originator confirming that the Originator's internal audit department has reviewed the original or a copy of each Contract and each Contract File, that each Contract and Contract File conforms in all material respects with the List of Contracts and that each Contract File is complete in all material respects and that each Product securing a Contract is covered by an Insurance Policy as required by Section 3.02(f).

          (j) Evidence of the deposit of $22,667,397.69 in the Pre-Funding Account.

          (k) Such other documents and certificates as the Trust may request.

                                      2-2

     SECTION 2.03.  Conveyance of the Subsequent Contracts.
                    --------------------------------------

     (a) Subject to the conditions set forth in paragraph (b) below, in consideration of the Indenture Trustee's delivery on the related Subsequent Transfer Dates to or upon the order of the Seller of the purchase price therefor, the Seller shall on any Subsequent Transfer Date sell, transfer, assign, set over and convey to the Trust by execution and delivery of a Subsequent Transfer Instrument, all the right, title and interest of the Seller in and to the Subsequent Contracts identified on the List of Contracts attached to the Subsequent Transfer Instrument, including all rights to receive payments on or with respect to the Subsequent Contracts due after the related Subsequent Cut-off Date, all items with respect to such Subsequent Contracts in the related Contract Files, and all rights of the Seller under the related Subsequent Transfer Agreement. The transfer to the Trust by the Seller of the Subsequent Contracts shall be absolute and is intended by the Seller, the Owner Trustee, the Indenture Trustee, the Noteholders and the Certificateholders to constitute and to be treated as a sale of the Subsequent Contracts by the Seller to the Trust.

     The purchase price paid by the Trust shall be one hundred percent (100%) of the aggregate Cut-off Date Principal Balance of such Subsequent Contracts. The purchase price of Subsequent Contracts shall be paid solely from amounts in the Pre-Funding Account.

     (b) The Seller shall transfer to the Trust the Subsequent Contracts, and the Trust shall release funds equal to the purchase price therefor from the Pre-Funding Account only upon the satisfaction of each of the following conditions on or prior to the related Subsequent Transfer Date:

          (i) the Seller shall have provided the Owner Trustee and the Indenture Trustee with an Addition Notice, with a copy of such Addition Notice to S&P and Moody's, at least five Business Days prior to the Subsequent Transfer Date and shall have provided any information reasonably requested by the Owner Trustee and the Indenture Trustee with respect to the Subsequent Contracts;

          (ii) the Seller shall have delivered to the Owner Trustee a duly executed Subsequent Transfer Instrument substantially in the form of Exhibit F, which shall include a List of Contracts identifying the related Subsequent Contracts;

          (iii) as of each Subsequent Transfer Date, as evidenced by delivery of the Subsequent Transfer Instrument, the Seller shall not be insolvent nor shall it have been made insolvent by such transfer nor shall it be aware of any pending insolvency;

          (iv)  the Pre-Funding Period shall not have ended;

          (v) the Seller shall have delivered to the Trustee an Officer's Certificate, substantially in the form attached hereto as Exhibit G, confirming the satisfaction of each condition precedent and the representations specified in this Section 2.03 and in Sections 3.01, 3.02,
     3.03 and 3.04; and

                                      2-3

          (vi) the Seller and the Originator shall have delivered to the Trustee Opinions of Counsel addressed to S&P, Moody's, the Owner Trustee and the Indenture Trustee with respect to the transfer of the Subsequent Contracts substantially in the form of the Opinions of Counsel delivered on the Closing Date regarding certain bankruptcy, corporate and tax matters.

     (c) Before the last day of the Pre-Funding Period, the Seller shall deliver to the Trustee evidence that, as a result of the purchase by the Trust of the Subsequent Contracts, none of the ratings assigned to the Securities as of the Closing Date by S&P or Moody's will be reduced, withdrawn or qualified.

     (d) Although the parties intend that the conveyance pursuant to each Subsequent Transfer Instrument of the Seller's right, title and interest in and to the related Subsequent Contracts shall constitute a purchase and sale and not a pledge of security for loans from the Certificateholders and/or the Noteholders, if such conveyance is deemed to be a pledge of security for Secured Obligations, the parties intend that the rights and obligations of the parties to the Secured Obligations shall be established pursuant to the terms of this Agreement and the related Subsequent Transfer Instrument and that the Seller shall be deemed to have granted to the Trust, and the Seller hereby grant to the Trust, a perfected first-priority security interest in the items designated in the related Subsequent Transfer Instrument, and all proceeds thereof, to secure the Secured Obligations, and that this Agreement and the related Subsequent Transfer Instrument shall constitute a security agreement under applicable law. If the Trust terminates prior to the satisfaction of the claims of any Person under any Certificate, any Note or the Secured Obligations, the security interest created hereby shall continue in full force and effect and the Owner Trustee shall be deemed to be the collateral agent for the benefit of such Person.

                                      2-4

                                  ARTICLE III

                        REPRESENTATIONS AND WARRANTIES

     Each of the Seller and the Originator makes the following representations and warranties, effective as of the Closing Date, on which the Trust will rely in accepting the Contracts and the other Trust Property in trust and on which the Owner Trustee relies in executing and delivering, on behalf of the Trust, the Certificates and the Notes. The repurchase obligation of the Originator set forth in Section 3.05 constitutes the sole remedy available to the Trust, the Owner Trustee, the Indenture Trustee, and the Securityholders for a breach of a representation or warranty of the Originator set forth in the Officer's Certificate delivered pursuant to Section 2.02(i) or Section 3.02, 3.03 or 3.04 of this Agreement.

     SECTION 3.01.  Representations and Warranties Regarding the Seller and
                    -------------------------------------------------------
Originator and Covenants of the Originator.
------------------------------------------

     The representations and warranties set forth in this Section 3.01 shall survive delivery by the Seller of the Contracts and the Contract Files. As promptly as practicable, but in any event within 60 days of its discovery or its receipt of notice from any Person of a material breach of any representation or warranty in this Section 3.01, the Originator shall cure such breach in all material respects.

     (a) Organization and Good Standing.  Each of the Seller and the Originator,
         ------------------------------
as applicable, is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has the corporate power to own its assets and to transact the business in which it is currently engaged. Each of the Seller and the Originator, as applicable, is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the character of the business transacted by it or properties owned or leased by it requires such qualification and in which the failure so to qualify would have a material adverse effect on the business, properties, assets, or condition (financial or other) of the Seller.

     (b) Authorization; Binding Obligations.  Each of the Seller and the
         ----------------------------------
Originator has the power and authority to make, execute, deliver and perform this Agreement and its Related Documents and all of the transactions contemplated under this Agreement and thereunder and to sell and assign the Trust Property to be sold and assigned to the Trust by it and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement and its Related Documents. When executed and delivered, this Agreement and its Related Documents will constitute the legal, valid and binding obligations of each of the Seller and the Originator enforceable in accordance with their terms, except as enforcement of such terms may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and by the availability of equitable remedies.

     (c) No Consent Required.  Neither the Seller nor the Originator is required
         -------------------
to obtain the consent of any other party or any consent, license, approval or authorization from, or registration or declaration with, any governmental authority, bureau or agency in connection with

                                      3-1
the execution, delivery, performance, validity or enforceability of this Agreement.

     (d)  No Violations.  The execution, delivery and performance by the Seller
          -------------
and the Originator of this Agreement and its Related Documents and the fulfillment of their terms will not violate any provision of any existing law or regulation or any order or decree of any court or the related Articles of Incorporation or Bylaws of the Seller and the Originator, or constitute a material breach of any mortgage, indenture, contract or other agreement to which either the Seller or the Originator is a party or by which either the Seller or the Originator may be bound.

     (e)  Litigation.  No litigation or administrative proceeding of or before
          ----------
any court, tribunal or governmental body is currently pending, or to the knowledge of the Seller and the Originator threatened, against the Seller and the Originator or any of its properties or with respect to this Agreement, the Related Documents, or the Securities which, if adversely determined, would in the opinion of the Seller and the Originator have a material adverse effect on the transactions contemplated by this Agreement and Related Documents.

     (f)  Licensing.  Each of the Seller and the Originator is duly registered
          ---------
as a finance company in each state in which Contracts were originated, to the extent such registration is required by applicable law.

     (g)  Chief Executive Office.  The chief executive office of each of the
          ----------------------
Seller and the Originator is at 1100 Landmark Towers, 345 St. Peter Street, St. Paul, Minnesota 55102-1639.

     (h)  Absolute Sale.  The Seller intends that the transfer of Contracts and
          -------------
the Collateral Security constitute a complete and absolute sale, removing the Contracts and the Collateral Security from the Seller's estate, for purposes of
Section 541 of the United States Bankruptcy Code, as amended.

     (i)  No Default.  Neither the Seller nor the Originator is in default with
          ----------
respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default would materially and adversely affect its condition (financial or other) or operations or its properties or the consequences of which would materially and adversely affect its performance hereunder and under its other Related Documents. Neither the Seller nor the Originator is in default under any agreement involving financial obligations or on any outstanding obligation which would materially adversely impact its financial condition or operations or legal documents associated with the transaction contemplated by this Agreement or the other Related Documents.

     SECTION 3.02.  Representations and Warranties Regarding Each Contract.
                    ------------------------------------------------------

     The Originator has made the following representations and warranties to the Seller in the Transfer Agreement, which representations and warranties the Seller has assigned to the Trust for the benefit of the Noteholders and the Certificateholders, as of the Closing Date with respect to each Initial Contract and, as of each Subsequent Transfer Date, with respect to each Subsequent Contract identified on the List of Contracts attached to the related Subsequent Transfer Instrument:

                                      3-2

     (a)  List of Contracts.  The information set forth in the List of Contracts
          -----------------
is true and correct as of its date.

     (b)  Payments.  The most recent scheduled payment was made by or on behalf
          --------
of the Obligor (without any advance from the Seller, the Originator or any Person acting at the request of the Seller or the Originator) or was not delinquent for more than 59 days.

     (c)  No Waivers.  The terms of the Contract have not been waived, altered
          ----------
or modified in any respect, except by instruments or documents identified in the Contract File.

     (d)  Binding Obligation.  The Contract is the legal, valid and binding
          ------------------
obligation of the Obligor thereunder and is enforceable in accordance with its terms, except as such enforceability may be limited by laws affecting the enforcement of creditors' rights generally.

     (e)  No Defenses.  The Contract is not subject to any right of rescission,
          -----------
setoff, counterclaim or defense, including the defense of usury, and the operation of any of the terms of the Contract or the exercise of any right thereunder will not render the Contract unenforceable in whole or in part or subject to any right of rescission, setoff, counterclaim or defense, including the defense of usury, and no such right of rescission, setoff, counterclaim or defense has been asserted with respect thereto.

     (f)  Insurance Coverage.  The Product securing the Contract is covered by
          ------------------
an Insurance Policy to the extent (if any) required by Section 5.09. All premiums due as of the Closing Date on such insurance have been paid in full.

     (g)  Origination.  The Contract was originated by a dealer of recreational
          -----------
vehicles, motorcycles or marine products, or by the Originator, in the regular course of its business and, if originated by a dealer, was purchased by the Originator in the regular course of its business.

     (h)  Lawful Assignment.  The Contract was not originated in and is not
          -----------------
subject to the laws of any jurisdiction whose laws would make the transfer of the Contract or an interest therein pursuant to the Transfer Agreement or this Agreement, or pursuant to transfers of the Securities, unlawful or render the Contract unenforceable.

     (i)  Compliance with Law.  At the date of origination of the Contract, all
          -------------------
requirements of any federal and state laws, rules and regulations applicable to the Contract, including, without limitation, usury, truth in lending and equal credit opportunity laws, have been complied with, and the Originator shall for at least the period of this Agreement, maintain in its possession, available for the Owner Trustee's inspection, and shall deliver to the Owner Trustee upon demand, evidence of compliance with all such requirements. Such compliance is not affected by the Trust's ownership of the Contract.

     (j)  Contract in Force.  The Contract has not been satisfied or
          -----------------
subordinated in whole or in part or rescinded, and the Product securing the Contract has not been released from the lien of the Contract in whole or in part.

                                      3-3

     (k)  Valid Security Interest.  The Contract creates a valid and enforceable
          -----------------------
perfected first priority security interest in favor of the Originator in the Product covered thereby as security for payment of the Cutoff Date Principal Balance of such Contract. The Originator has assigned all of its right, title and interest in such Contract, including the security interest in the Product covered thereby, to the Seller. The Seller has and will have a valid and perfected and enforceable first priority security interest in such Contract and Product.

     (l)  Capacity of Parties.  The signature(s) of the Obligor(s) on the
          -------------------
Contract are genuine and all parties to the Contract had full legal capacity to execute the Contract.

     (m)  Good Title.  In the case of a Contract purchased from a dealer, the
          ----------
Originator purchased the Contract for fair value and took possession thereof in the ordinary course of its business, without knowledge that the Contract was subject to a security interest. The Originator has not sold, assigned or pledged the Contract to any person and prior to the transfer of the Contract by the Originator to the Seller, the Originator had good and marketable title thereto free and clear of any encumbrance, equity, contract, pledge, charge, claim or security interest and was the sole owner thereof with full right to transfer the Contract to the Seller. No financing statement describing or referring to any Contract (other than any financing statement naming the Seller as secured party, or filed by the Originator as secured party to perfect its interest in a Contract purchased from a dealer) is on file in any public office.

     (n)  No Defaults.  There was no default, breach, violation or event
          -----------
permitting acceleration existing under the Contract and no event which, with notice and the expiration of any grace or cure period, would constitute such a default, breach, violation or event permitting acceleration under such Contract (except payment delinquencies permitted by clause (b) above). The Originator has not waived any such default, breach, violation or event permitting acceleration except payment delinquencies permitted by clause (b) above. As of the Closing Date, the related Product is, to the best of the Originator's knowledge, free of damage and in good repair.

     (o)  No Liens.  There are, to the best of the Originator's knowledge, no
          --------
liens or claims which have been filed for work, labor or materials affecting the Product securing the Contract which are or may be liens prior to, or equal or coordinate with, the lien of the Contract.

     (p)  Equal Installments.  Each Contract has a fixed Contract Rate and
          ------------------
provides for substantially level monthly payments which fully amortize the contract over its term.

     (q)  Enforceability.  The Contract contains customary and enforceable
          --------------
provisions so as to render the rights and remedies of the holder thereof adequate for the realization against the collateral of the benefits of the security provided thereby.

     (r)  One Original.  There is only one original executed Contract (other
          ------------
than an original in the possession of the relevant Obligor), which Contract has been delivered to the Trust or its custodian on or before the Closing Date. Each Contract has been stamped to reflect the assignment of such Contract to the Trust.

                                      3-4

     (s)   Notation of Security Interest.  With respect to each Contract, if the
           -----------------------------
related Product is located in a state in which notation of a security interest on the title document is required or permitted to perfect such security interest, the title document shows, or if a new or replacement title document with respect to such Product is being applied for such title document will be issued within 180 days and will show, the Originator as the holder of a first priority security interest in such Product; if the related Product is located in a state in which the filing of a financing statement under the UCC is required to perfect a security interest in goods of the type including the Product, such filings or recordings have been duly made and show the Originator as secured party. In any case, the Trust has the same rights as the secured party of record would have (if such secured party were still the owner of the Contract) against all Persons (including the Originator and any trustee in bankruptcy of the Originator) claiming an interest in such Product.

     (t)   No Government Contracts.  No Obligor is the United States government
           -----------------------
or an agency, authority, instrumentality or other political subdivision of the United States government.

     SECTION 3.03.  Representations and Warranties Regarding the Contracts in
                    ---------------------------------------------------------
the Aggregate.
-------------

     (a)   Amounts.  The aggregate principal amounts payable by Obligors under
           -------
the Contracts as of the Cutoff Date equal the Cutoff Date Pool Principal
Balance.

     (b)   Characteristics.  Following the end of the Pre-Funding Period, the
           ---------------
Contracts will have the following characteristics as of the Cutoff Date:

     (i) a remaining maturity of at least 2 months, but not more than 188 months;

     (ii) an original maturity of at least 60 months, but not more than 240 months;

     (iii) an original principal balance of at least $4,000 and not more than $341,300;

     (iv) a remaining principal balance of at least $500 and not more than $311,700; and

     (v) a contractual rate of interest of at least 7.500% and not more than 17.990%.

     (c)  Computer Tape.  The Computer Tape made available by the Originator was
          -------------
complete and accurate as of its date and includes a description of the same Contracts that are described in the List of Contracts.

     (d)  Marking Records.  By the Closing Date, the Originator has caused the
          ---------------
portions of the Electronic Ledger relating to the Contracts to be clearly and unambiguously marked to indicate that such Contracts constitute part of the Trust and are owned by the Trust in accordance with the terms of the trust created hereunder.

     (e)  No Adverse Selection.  Except for the effect of the representations
          --------------------
and warranties made in Sections 3.02 and 3.03 hereof, no adverse selection procedures have been employed in selecting the Contracts.

                                      3-5

     SECTION 3.04.  Representations and Warranties Regarding the Contract Files.
                    -----------------------------------------------------------

     (a)  Possession.  Immediately prior to the Closing Date, the Originator
          ----------
will have possession of each original Contract and the related Contract File and there are and there will be no custodial agreements in effect materially and adversely affecting the rights of the Originator to make, or cause to be made, any delivery required hereunder.

     (b)  Bulk Transfer Laws.  The transfer, assignment and conveyance of the
          ------------------
Contracts and the Contract Files by the Originator pursuant to the Transfer Agreement, and by Seller pursuant to this Agreement is not subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction.

     SECTION 3.05.  Repurchase of Contracts for Breach of Representations and
                    ---------------------------------------------------------
Warranties.
----------

     (a) The Originator shall repurchase a Contract, at its Repurchase Price, not later than the last day of the Monthly Period prior to the Monthly Period that is 90 days after the day on which the Originator, the Seller, the Servicer, the Owner Trustee or the Indenture Trustee first discovers, or the Originator or the Servicer should have discovered, a breach of a representation or warranty of the Originator set forth in Sections 3.02, 3.03 or 3.04 of this Agreement or the Officer's Certificate delivered pursuant to Section 2.02(i) that materially adversely affects the interest of the Trust or the Securityholders in such Contract and which breach has not been cured; provided, however, that (i) in the
                                              --------  -------
event that a party other than the Originator first becomes aware of such a breach, such discovering party shall notify the Originator in writing within five Business Days of the date of such discovery and (ii) with respect to any Contract incorrectly described on the List of Contracts with respect to unpaid principal balance, which the Originator would otherwise be required to repurchase pursuant to this Section, the Originator may, in lieu of repurchasing such Contract, deposit in the Collection Account no later than the first Determination Date that is 90 or more days from the date of such discovery cash in an amount sufficient to cure such deficiency or discrepancy. Any such cash so deposited shall be accounted for as a collection of principal or interest on such Contract, according to the nature of the deficiency or discrepancy. Notwithstanding any other provision of this Agreement, the obligation of the Originator under this Section shall not terminate upon a Service Transfer pursuant to Article VII.

     (b) Upon receipt by the Trust by deposit in the Collection Account of the Repurchase Price under subsection (a) above, and upon receipt of a certificate of a Servicing Officer in the form attached hereto as Exhibit B, the Indenture Trustee shall release its security interest in such Contract and the Owner Trustee on behalf of the Trust shall convey and assign to the Originator all of the Securityholders' right, title and interest in the repurchased Contract without recourse, representation or warranty, except as to the absence of liens, charges or encumbrances created by or arising as a result of actions of the Trust.

     (c) The Originator shall defend and indemnify the Owner Trustee, the Trust, the Indenture Trustee, and the Securityholders against all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel, arising out of any claims which may be asserted against or incurred by any of them as a result of any third-party action

                                      3-6
arising out of any breach of any representation set forth in the Officer's Certificate delivered pursuant to Section 2.02(i) or Section 3.02, 3.03 or 3.04 of this Agreement.

     SECTION 3.06.  Covenants Regarding the Seller and Class C
                    ------------------------------------------
Certificateholder.
-----------------

     With respect to the Seller and, for so long as GTFC-2 is the Class C Certificateholder, with respect to GTFC-2, the Originator covenants that:

          (a) it will at all times hold out to the public, including the respective creditors of the Originator, the Seller and GTFC-2, that it is a separate entity from the others. The Originator, the Seller and GTFC-2 will not share a common logo. The Originator will not hold out or consider the Seller or GTFC-2 as a department or division of the Originator.

          (b) Other than the payment of certain of the organizational expenses of the Seller and GTFC-2 by the Originator, each of the Seller and GTFC-2 will be responsible for the payment of all its losses, obligations and expenses, and it will be adequately capitalized to conduct its business.

          (c) All transactions and dealings between the Originator and the Seller or GTFC-2 will be on such terms and conditions as would be generally available to entities unaffiliated with the Originator in comparable transactions. All such transactions have been and will be made only with prior approval of the Seller's or GTFC-2's (as applicable) Board of Directors, at arm's length, in good faith, and without the intent to hinder, delay or defraud creditors of either entity, and transfers between the Originator, the Seller or GTFC-2 will not be made if the party making the transfer is insolvent or would be rendered insolvent by the transfer.

          (d) Following the formation of the Trust, the Originator will disclose all material transactions associated with the transaction in communications to its shareholders and in public announcements which will disclose the separate corporate identity of the Seller and GTFC-2 and that the assets of the Seller and GTFC-2 will not be available for payment of creditors' claims in the event of the insolvency of the Originator.

          (e) Each of the Seller and GTFC-2 will comport itself in a manner consistent with the factual assumptions contained in the "nonconsolidation opinions" of Dorsey & Whitney LLP dated June 29, 2000 rendered in connection with the issuance of the Notes.

                                      3-7

                                  ARTICLE IV

                          PERFECTION OF TRANSFER AND
                       PROTECTION OF SECURITY INTERESTS

     SECTION 4.01.  Custody of Contracts.
                    --------------------

     (a) Subject to the terms and conditions of this Section, the Trust appoints the Servicer to maintain custody of the Contract Files for the benefit of the Trust and the Servicer shall maintain custody of the Contract Files for the benefit of the Trust and shall act as custodian therefor.

     (b) The Servicer agrees to maintain the related Contract Files at its office where they are currently maintained, or at such other offices of the Servicer in the State of Minnesota as shall from time to time be identified to the Trust by written notice. The Servicer may temporarily move individual Contract Files or any portion thereof without notice as necessary to conduct collection and other servicing activities in accordance with its customary practices and procedures.

     (c) As custodian, the Servicer shall have and perform the following powers and duties:

         (i) hold the Contract Files on behalf of the Trust, Indenture Trustee and the Securityholders, maintain accurate records pertaining to each Contract to enable it to comply with the terms and conditions of this Agreement, maintain a current inventory thereof, conduct annual physical inspections of Contract Files held by it under this Agreement and certify to the Trust and the Indenture Trustee annually that it continues to maintain possession of such Contract Files;

         (ii) implement policies and procedures, in writing and signed by a Servicing Officer, with respect to persons authorized to have access to the Contract Files on the Servicer's premises and the receipting for Contract Files taken from their storage area by an employee of the Servicer for purposes of servicing or any other purposes; and

         (iii) attend to all details in connection with maintaining custody of the Contract Files on behalf of the Trust, the Indenture Trustee and the Securityholders.

     (d) In performing its duties under this Section, the Servicer agrees to act with reasonable care, using that degree of skill and care that it exercises with respect to similar contracts owned and/or serviced by it. The Servicer shall promptly report to the Trust and the Indenture Trustee any failure by it to hold the Contract Files as herein provided and shall promptly take appropriate action to remedy any such failure. In acting as custodian of the Contract Files, the Servicer agrees further not to assert any beneficial ownership interests in the Contracts or the Contract Files. The Servicer agrees to indemnify the Trust, Owner Trustee, the Indenture Trustee and the Securityholders for any and all liabilities, obligations, losses, damages, payments, costs or expenses of any kind whatsoever which may be imposed on, incurred or

                                      4-1
asserted against them as the result of any act or omission by the Servicer relating to the maintenance and custody of the Contract Files; provided,
                                                               --------
however, that the Servicer will not be liable for any portion of any such amount
-------
resulting from the negligence or willful misconduct of any indemnified party.

     SECTION 4.02.  Filings.
                    -------

     On or prior to the Closing Date, the Seller shall cause the UCC-1 financing statement referred to in Section 2.02(e)(ii) to be filed. The Servicer on behalf of the Trust shall cause to be filed all necessary continuation statements of such UCC-1 financing statement. From time to time the Servicer shall take and cause to be taken such actions and execute such documents as are necessary to perfect and protect the Securityholders' interests in the Contracts and their proceeds and the Products against all other persons, including, without limitation, the filing of financing statements, amendments thereto and continuation statements, the execution of transfer instruments and the making of notations on or taking possession of all records or documents of title. The Servicer will maintain the first priority perfected security interest of the Trust in each Product so long as the related Contract is property of the Trust.

     SECTION 4.03.  Name Change or Relocation.
                    -------------------------

     (a) During the term of this Agreement, the Seller shall not change its name, identity or structure or relocate its chief executive office without first giving notice thereof to the Owner Trustee, the Indenture Trustee and the Servicer. In addition, following any such change in the name, identity, structure or location of the chief executive office of the Seller, the Seller shall given written notice of any such change to Standard & Poor's and Moody's.

     (b) If any change in the Seller's name, identity or structure or the relocation of its chief executive office would make any financing or continuation statement or notice of lien filed under this Agreement seriously misleading within the meaning of applicable provisions of the UCC or any title statute or would cause the security interest evidenced by any such financing or continuation statement or notice of lien to become unperfected (whether immediately or with lapse of time), the Seller, no later than five days after the effective date of such change, shall file, or cause to be filed, such amendments or financing statements as may be required to preserve, perfect and protect the Securityholders' interests in the Contracts, including the Collateral Security and all proceeds thereof.

     SECTION 4.04.  Chief Executive Office.
                    ----------------------

     During the term of this Agreement, the Seller will maintain its chief executive office in one of the States of the United States, except Tennessee.

     SECTION 4.05.  Costs and Expenses.
                    ------------------

     The Servicer agrees to pay all reasonable costs and disbursements in connection with the perfection and the maintenance of perfection, as against all third parties, of the Securityholders' right, title and interest in and to the Contracts, including the Collateral Security and all proceeds thereof.

                                   ARTICLE V

                            SERVICING OF CONTRACTS

     SECTION 5.01.  Responsibility for Contract Administration.
                    ------------------------------------------

     The Servicer will have the sole obligation to manage, administer, service and make collections on the Contracts and perform or cause to be performed all contractual and customary undertakings of the holder of the Contracts to the Obligor. The Servicer may delegate duties under this Agreement to any of the Servicer's Affiliates. In addition, the Servicer may at any time perform the specific duty of repossessing Products through subcontractors who are in the business of servicing consumer receivables. The Servicer may also perform other specific duties through subcontractors; provided that the Servicer gives notice to each of the Trust, the Indenture Trustee, Standard & Poor's and Moody's of the use of any such subcontractors; and provided further that no such delegation of duties by the Servicer shall relieve the Servicer of its responsibility with
respect thereto.   The Owner Trustee, on behalf of the Trust and at the request of a Servicing Officer, shall furnish the Servicer with any powers of attorney or other documents necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder. Conseco Finance Corp. is hereby appointed the Servicer until such time as any Service Transfer shall be effected under Article VII.

     SECTION 5.02.  Standard of Care.
                    ----------------

     In managing, administering, servicing and making collections on the Contracts pursuant to this Agreement, the Servicer will exercise that degree of skill and care consistent with the highest degree of skill and care that the Servicer exercises with respect to similar contracts serviced by the Servicer; provided, however, that notwithstanding the foregoing, the Servicer shall not
--------  -------
release or waive the right to collect the unpaid balance on any Contract.

     SECTION 5.03.  Records.
                    -------

     The Servicer shall, during the period it is servicer hereunder, maintain such books of account and other records as will enable the Trust and the Indenture Trustee to determine the status of each Contract.

     SECTION 5.04.  Inspection; Computer Tape.
                    -------------------------

     (a) At all times during the term hereof, the Servicer shall afford the Trust and Indenture Trustee and their authorized agents reasonable access during normal business hours to the Servicer's records relating to the Contracts and will cause its personnel to assist in any examination of such records by the Trust and Indenture Trustee or their authorized agents. The examination referred to in this Section will be conducted in a manner which does not unreasonably interfere with the Servicer's normal operations or customer or employee relations. Without otherwise limiting the scope of the examination the Trust and Indenture Trustee may make, the Trust and Indenture Trustee may, using generally accepted audit procedures, verify the status of each Contract and review the Electronic Ledger and records relating thereto for

                                      5-1
conformity to Monthly Reports prepared pursuant to Section 5.14 and compliance with the standards represented to exist as to each Contract in this Agreement.

     The Servicer shall provide to any Securityholder such access to the records relating to the Contracts only in such cases where the Servicer is required by applicable statutes or regulations, whether applicable to the Servicer or to such Securityholder, to permit Securityholder to review such documentation. In each case, such access shall be afforded without charge but only upon reasonable request and during normal business hours. Nothing in this Section shall derogate from the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Obligors, and the failure of the Servicer to provide access as provided in this Section as a result of such obligation shall not constitute a breach of this Section. Any Securityholder, by its acceptance of a Certificate or Note (or by acquisition of its beneficial interest therein), as applicable, shall be deemed to have agreed to keep confidential and not to use for its own benefit any information obtained by it pursuant to this Section, except as may be required by applicable law.

     (b) At all times during the term hereof, the Servicer shall keep available a copy of the List of Contracts at its principal executive office for inspection by the Trust and the Indenture Trustee.

     (c) On or before the ninth Business Day of each month, the Servicer will provide to the Indenture Trustee a Computer Tape setting forth a list of all the outstanding Contracts and the outstanding principal balance of each such Contract as of the end of the next preceding Monthly Period.

     SECTION 5.05.  Collections.
                    -----------

     (a) The Servicer shall pay into the Collection Account: (i) as promptly as practicable (not later than the next Business Day) following receipt thereof all payments from Obligors and Net Liquidation Proceeds (other than late payment penalty fees, extension fees and assumption fees, which shall be retained by the Servicer as additional compensation for servicing the Contracts, and any payments that were due prior to the Cutoff Date, which shall be remitted to the Originator); and (ii) on the Business Day immediately prior to each Distribution Date, all Servicer Advances required to be made with respect to such Distribution Date pursuant to Section 5.13.

     (b) If the Servicer so directs, the institution maintaining the Collection Account shall, in the name of the Indenture Trustee in its capacity as such, invest the amounts in the Collection Account in Eligible Investments that mature not later than one Business Day prior to the next succeeding Distribution Date. Once such funds are invested, such institution shall not change the investment of such funds. All income and gain from such investments shall be added to the Collection Account and distributed on such Distribution Date pursuant to Section 6.04(a). The Trustee and the Indenture Trustee shall in no way be liable for losses on amounts invested in accordance with the provisions hereof. The Servicer shall deposit in the Collection Account an amount equal to any net loss on such investments immediately as realized. Funds in the Collection Account not so invested must be insured to the extent permitted by law by the Federal

                                      5-2

Deposit Insurance Corporation.

     SECTION 5.06.  Enforcement.
                    -----------

     (a) The Servicer shall, consistent with customary servicing procedures and the terms of this Agreement, act with respect to the Contracts in such manner as will maximize the receipt of principal and interest on such Contracts and Liquidation Proceeds with respect to Liquidated Contracts.

     (b) The Servicer may sue to enforce or collect upon Contracts, in its own name, if possible, or as agent for the Trust. If the Servicer elects to commence a legal proceeding to enforce a Contract, the act of commencement shall be deemed to be an automatic assignment of the Contract to the Servicer for purposes of collection only. If, however, in any enforcement suit or legal proceeding it is held that the Servicer may not enforce a Contract on the ground that it is not a real party in interest or a holder entitled to enforce the Contract, the Owner Trustee on behalf of the Trust shall, at the Servicer's expense, take such steps as the Servicer deems necessary to enforce the Contract, including bringing suit in its name or the names of the Securityholders.

     (c) The Servicer shall exercise any rights of recourse against third persons that exist with respect to any Contract in accordance with the Servicer's usual practice. Without limitation of the foregoing, in exercising recourse rights, the Servicer is authorized on behalf of the Trust to reassign the Contract or to resell the related Product to the person against whom recourse exists at the price set forth in the document creating the recourse.

     (d) So long as the Originator is the Servicer, the Servicer may grant to the Obligor on any Contract any rebate, refund or adjustment out of the Collection Account that the Servicer in good faith believes is required because of prepayment in full of the Contract. The Servicer will not permit any rescission or cancellation of any Contract.

     (e) So long as Conseco Finance Corp. is the Servicer, the Servicer may, consistent with its customary servicing procedures and consistent with Section 5.02, grant to the Obligor on any Contract an extension of payments due under such Contract, provided that Obligors may not be solicited for extensions and no more than one extension of payments under a Contract may be granted in any twelve-month period and, provided further, that no Contract may be granted an extension more than a total of three times during the life of such Contract.
The Servicer may not permit the extension of any payment beyond the last scheduled maturity date of any Contract as of the applicable Cutoff Date.

     (f) The Servicer shall enforce any due-on-sale clause in a Contract if such enforcement is called for under its then current servicing policies for obligations similar to the Contracts, provided that such enforcement is permitted by applicable law and will not adversely affect any applicable insurance policy. If an assumption of a Contract is permitted by the Servicer, upon conveyance of the related Product the Servicer shall use its best efforts to obtain an assumption agreement in connection therewith.

                                      5-3

     (g) Any provision of this Agreement to the contrary notwithstanding, the Servicer shall not agree to the modification or waiver of any provision of a Contract, if such modification or waiver, when aggregated with all previous modifications or waivers of the provisions of Contracts, would cause any Notes to be treated as having been exchanged for other Notes in a taxable exchange under Section 1001 of the Code or any proposed, temporary or final Treasury Regulations issued thereunder.

     SECTION 5.07.  Satisfaction of Contracts.
                    -------------------------

     Upon payment in full on any Contract, the Servicer will notify the Trust, the Indenture Trustee, and the Originator (if the Originator is not the Servicer) on the next succeeding Distribution Date by certification of a Servicing Officer (which certification shall include a statement to the effect that all amounts received in connection with such payments which are required to be deposited in the Collection Account pursuant to Section 5.05 have been so deposited). The Servicer is authorized to execute an instrument in satisfaction of such Contract and to do such other acts and execute such other documents as the Servicer deems necessary to discharge the Obligor thereunder and eliminate the lien on the related Product. The Servicer shall determine when a Contract has been paid in full; to the extent that insufficient payments are received on a Contract credited by the Servicer as prepaid or paid in full and satisfied, the shortfall shall be paid by the Servicer out of its own funds.

     SECTION 5.08.  Costs and Expenses.
                    ------------------

     All costs and expenses incurred by the Servicer in carrying out its duties hereunder, including all fees and expenses incurred in connection with the enforcement of Contracts (including enforcement of defaulted Contracts and repossessions of Products securing such Contracts) shall be paid by the Servicer and the Servicer shall not be entitled to reimbursement hereunder, except that the Servicer shall be reimbursed out of the Liquidation Proceeds of a Liquidated Contract for Liquidation Expenses incurred by it. The Servicer shall not incur such Liquidation Expenses unless it determines in its good faith business judgment that incurring such expenses will increase the Net Liquidation Proceeds on the related Contract.

     SECTION 5.09.  Maintenance of Insurance.
                    ------------------------

     (a) Except as otherwise provided in subsection (b) of this Section 5.09, the Servicer shall cause to be maintained one or more physical damage insurance policies; in each case, issued by a company authorized to issue such policies in the state in which the related Product is located and in an amount which is not less than the maximum insurable value of such Product or the principal balance due from the Obligor on the related Contract, whichever is less; provided,
                                                                 --------
however, that the amount of coverage provided by each Insurance Policy shall be
-------
sufficient to avoid the application of any co-insurance clause contained therein; and provided, further, that such Insurance Policies may provide for customary deductible amounts. Each Insurance Policy caused to be maintained by the Servicer shall contain a standard loss payee clause in favor of the Servicer and its successors and assigns. If any Obligor is in default in the payment of premiums on its Insurance Policy or Policies, the Servicer shall pay such premiums out of its own funds and may separately add such premium to the Obligor's obligation as provided by the Contract, but

                                      5-4
shall not add such premium to the remaining principal balance of the Contract.

     (b) The Servicer may, in lieu of causing individual Insurance Policies to be maintained pursuant to subsection (a) of this Section 5.09, maintain one or more blanket insurance policies covering any losses caused by damage to such Product that would have been covered by an individual Insurance Policy. Any such blanket policy shall be substantially in the form and in the amount carried by the Servicer as of the date of this Agreement. The Servicer shall pay the premium for such policy on the basis described therein and shall deposit into the Collection Account from its own funds any deductible amount with respect to claims under such blanket insurance policy relating to the Contracts. The Servicer shall not, however, be required to deposit any deductible amount with respect to claims under individual Insurance Policies maintained pursuant to subsection (a) of this Section. If the insurer under such blanket insurance policy shall cease to be acceptable to the Servicer, the Servicer shall exercise its best reasonable efforts to obtain from another insurer a replacement policy comparable to such policy.

     (c) With respect to each Product that has been repossessed in connection with a defaulted Contract, the Servicer shall either (i) maintain one or more Insurance Policies thereon or (ii) self-insure such Products and deposit into the Collection Account from its own funds any losses caused by damage to such Product that would have been covered by an Insurance Policy.

     (d) The Servicer shall keep in force throughout the term of this Agreement
(i) a policy or policies of insurance covering errors and omissions for failure to maintain insurance as required by this Agreement and (ii) a fidelity bond. Such policy or policies and such fidelity bond shall be in such form and amount as is generally customary among Persons which service a portfolio of retail installment sales agreements having an aggregate principal amount of $100,000,000 or more and which are generally regarded as servicers acceptable to institutional investors.

     SECTION 5.10.  Repossession.
                    ------------

     Notwithstanding the standard of care specified in Section 5.02, the Servicer shall commence procedures for the repossession of any Product or take such other steps that in the Servicer's reasonable judgment will maximize the receipt of principal and interest or Net Liquidation Proceeds with respect to the Contract secured by such Product (which may include retitling) subject to the requirements of the applicable state and federal law, no later than five Business Days after the time when such Contract becomes a Defaulted Contract.
In connection with such repossession or other conversion, the Servicer shall follow such practices and procedures as it shall deem necessary or advisable and as shall be consistent with Section 5.02. In the event that title to any Product is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be issued to the Indenture Trustee, as trustee, or, at its election, to its nominee on behalf of the Indenture Trustee, as trustee.

                                      5-5

     SECTION 5.11.  Commingling of Funds.
                    --------------------

     So long as the Originator is Servicer, any collections in respect of Contracts collected by the Originator shall, prior to the deposit thereof in the Collection Account, be held in bank accounts entitled substantially as follows:
"[name of depository], as agent for U.S. Bank Trust National Association and other trustees and Conseco Finance Corp., as their interests may appear."

     SECTION 5.12.  Retitling; Security Interests.
                    -----------------------------

     (a) The Servicer shall, in accordance with its customary servicing procedures, take such steps as are necessary to maintain perfection of the security interest created by each Contract in the related Product. The Servicer is hereby authorized to take such steps as are necessary to re-perfect such security interest on behalf of the Issuer and the Indenture Trustee in the event of the relocation of the Product or for any other reason.

     (b) If, at any time, a Service Transfer has occurred and the Originator is no longer the Servicer and the new Servicer is unable to foreclose upon a Product because the title document for such Product does not show such Servicer or the Indenture Trustee as the holder of the first priority security interest in the Product, such Servicer shall take all necessary steps to apply for a replacement title document showing it or the Indenture Trustee as the secured party. In order to facilitate the Servicer's actions, as described in subsection (a) of this section, the Originator will provide the Servicer and/or the Indenture Trustee with any necessary power of attorney permitting it to retitle the Product. If the Servicer is still unable to retitle the Product, the Originator will take all actions necessary to act with the Servicer to foreclose upon the Product following a default on the related Contract, including, as appropriate, the filing of any UCC-1 or UCC-2 financing statements necessary to perfect the security interest in any Product.

     SECTION 5.13.  Servicer Advances.
                    -----------------

     Not later than the Business Day immediately preceding each Distribution Date, the Servicer shall advance to the Trust (each such advance, a "Servicer Advance") all Delinquent Payments for the immediately preceding Monthly Period by depositing the aggregate amount of such Delinquent Payments in the Collection Account, provided, however, that the Servicer shall be obligated to advance Delinquent Payments only to the extent that the Servicer, in its sole discretion, expects to be able to recover such advances from subsequent collections, including Net Liquidation Proceeds.

     SECTION 5.14.  Monthly Reports; Certificate of Servicing Officer.
                    -------------------------------------------------

     (a) No later than 1:00 p.m. (Minnesota time) on each Determination Date, the Servicer shall deliver to the Trust, the Indenture Trustee, the Paying Agent, the Originator (if the Originator is not the Servicer), Standard & Poor's and Moody's a "Monthly Report," substantially in the form of Exhibit C hereto.
               --------------

     (b) Each Monthly Report pursuant to Section 5.14(a) shall be accompanied by a

                                      5-6
certificate of a Servicing Officer substantially in the form of Exhibit D, certifying the accuracy of the Monthly Report and that no Event of Termination or event that with notice or lapse of time or both would become an Event of Termination has occurred, or if such event has occurred and is continuing, specifying the event and its status.

     (c) The Originator and (if different from the Originator) the Servicer shall, on request of the Trust, the Indenture Trustee, Standard & Poor's, Moody's or a Securityholder, furnish the Trust, the Indenture Trustee, Standard & Poor's, Moody's or a Securityholder such underlying data as may be reasonably requested.

     SECTION 5.15.  Annual Report of Accountants.
                    ----------------------------

     On or before March 31 of each year, commencing March 31, 2001, the Servicer at its expense shall cause a firm of independent public accountants which is a member of the American Institute of Certified Public Accountants to make available to the Trust, the Indenture Trustee, Standard & Poor's and Moody's a report stating that such firm has examined selected documents and records relating to the servicing of retail installment sales contracts, including the contracts covered by this Agreement, in accordance with the Mortgage Bankers Association of America's Uniform Single Attestation Program for Mortgage Bankers, or any successor uniform program, and that, on the basis of such examination, such servicing has been conducted in compliance with the minimum servicing standards identified therein, except for such significant exceptions or errors in records that, in the opinion of such firm, generally accepted auditing standards requires it to report.

     SECTION 5.16.  Certain Duties of the Servicer Under the Trust Agreement.
                    --------------------------------------------------------

     The Servicer shall, and hereby agrees that it will, monitor the Trust's compliance with all applicable provisions of state and federal securities laws, notify the Trust and the Administrator of any actions to be taken by the Trust necessary for compliance with such laws and prepare on behalf of the Trust and the Administrator all notices, filings or other documents or instruments required to be filed under such laws.

     SECTION 5.17.  Annual Statement as to Compliance; Notice of Servicer
                    -----------------------------------------------------
Termination Event.
-----------------

     (a) The Servicer shall deliver to the Trust, the Indenture Trustee, and each of Standard & Poor's and Moody's, on or before March 31 (or 90 days after the end of the Servicer's fiscal year, if other than December 31) of each year, beginning on March 31, 2001, an officer's certificate signed by any Responsible Officer of the Servicer, dated as of December 31 (or other applicable date) of the immediately preceding year, stating that (i) a review of the activities of the Servicer during the preceding 12-month period (or such other period as shall have elapsed from the Closing Date to the date of the first such certificate) and of its performance under this Agreement has been made under such officer's supervision, and (ii) to such officer's knowledge, based on such review, the Servicer has fulfilled all its obligations under this Agreement throughout such period, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof.

                                      5-7

     (b) The Originator or the Servicer shall deliver to the Trust, the Indenture Trustee, the Servicer or the Originator (as applicable) and each Rating Agency promptly after having obtained knowledge thereof, but in no event later than 2 Business Days thereafter, written notice in an officer's certificate of any event which with the giving of notice or lapse of time, or both, would become an Event of Termination under Section 7.01.

     SECTION 5.18.  Maintenance of Security Interests in Products.
                    ---------------------------------------------

     (a) Consistent with the policies and procedures required by this Agreement, the Servicer shall take such steps as are necessary to maintain perfection of the security interest created by each Contract in the related Product on behalf of the Trust, including but not limited to obtaining the execution by the Obligors and the recording, registering, filing, re-recording, re-filing, and re-registering of all security agreements, financing statements and continuation statements as are necessary to maintain the security interest granted by the Obligors under the respective Contracts. The Trust hereby authorizes the Servicer, and the Servicer agrees, to take any and all steps necessary to re-perfect such security interest on behalf of the Trust as necessary because of the relocation of a Product or for any other reason. In the event that the assignment of a Contract to the Trust is insufficient, without a notation on the related Product's certificate of title, or without fulfilling any additional administrative requirements under the laws of the state in which the Product is located, to perfect a security interest in the related Product in favor of the Trust, the Servicer hereby agrees that the Servicer's designation as the secured party on the certificate of title is in its capacity as agent of the Trust.

     (b) Upon the occurrence of an Event of Termination, the Trust and the Servicer shall take or cause to be taken such action as may, in the opinion of counsel to the Trust, be necessary to perfect or re-perfect the security interests in the Products securing the Contracts in the name of the Trust by amending the title documents of such Products or by such other reasonable means as may, in the opinion of counsel to the Trust, be necessary or prudent. The Servicer hereby agrees to pay all expenses related to such perfection or re-perfection and to take all action necessary therefor.

     SECTION 5.19.  Covenants, Representations, and Warranties of Servicer.
                    ------------------------------------------------------

     By its execution and delivery of this Agreement, the Servicer makes the following representations, warranties and covenants on which the Trust relies in accepting the Contracts and issuing the Notes and the Certificates and on which the Indenture Trustee relies in authenticating the Notes and the Owner Trustee relies in authenticating the Certificates.

     (a) Organization and Good Standing.  The Servicer is a corporation duly
         ------------------------------
organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has the corporate power to own its assets and to transact the business in which it is currently engaged. The Servicer is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the character of the business transacted by it or properties owned or leased by it requires such qualification and in which the failure so to qualify would have a material adverse effect on the business, properties, assets, or condition (financial or other) of the Servicer.

                                      5-8

     (b) Authorization; Binding Obligations.  The Servicer has the power and
         ----------------------------------
authority to make, execute, deliver and perform this Agreement and its Related Documents and all of the transactions contemplated under this Agreement and thereunder and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement and its Related Documents. When executed and delivered, this Agreement and its Related Documents will constitute the legal, valid and binding obligations of the Servicer enforceable in accordance with their terms, except as enforcement of such terms may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and by the availability of equitable remedies.

     (c) No Consent Required.  The Servicer is not required to obtain the
         -------------------
consent of any other party or any consent, license, approval or authorization from, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement, except for such consents, licenses, approvals and authorizations as have been obtained.

     (d) No Violations.  The execution, delivery and performance by the Servicer
         -------------
of this Agreement and its Related Documents and the fulfillment of their terms will not violate any provision of any existing law or regulation or any order or decree of any court or the related Certificate of Incorporation or Bylaws of the Servicer, or constitute a material breach of any mortgage, indenture, contract or other agreement to which the Servicer is a party or by which the Servicer may be bound.

     (e) Litigation.  No litigation or administrative proceeding of or before
         ----------
any court, tribunal or governmental body is currently pending, or to the knowledge of the Servicer threatened, against the Servicer or any of its properties or with respect to this Agreement, the Related Documents, or the Securities which, if adversely determined, would in the opinion of the Servicer have a material adverse effect on the transactions contemplated by this Agreement and Related Documents.

     (f) Chief Executive Office.  The chief executive office of the Servicer is
         ----------------------
at 1100 Landmark Towers, 345 St. Peter Street, St. Paul, Minnesota 55102-1639.

     (g) No Default.  The Servicer is not in default with respect to any order
         ----------
or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default would materially and adversely affect its condition (financial or other) or operations or its properties or the consequences of which would materially and adversely affect its performance hereunder and under its other Related Documents. The Servicer is not in default under any agreement involving financial obligations or on any outstanding obligation which would materially adversely impact its financial condition or operations or legal documents associated with the transaction contemplated by this Agreement or the other Related Documents.

     (h) Liens in Force.  The Product securing each Contract shall not be
         --------------
released in whole or in part from the security interest granted by the Contract, except upon payment in full of the Contract or as otherwise contemplated herein.

                                      5-9

     (i) No Impairment.  The Servicer shall do nothing to impair the rights of
         -------------
the Trust, the Indenture Trustee or the Securityholders in the Contracts, the Insurance Policies or the other Trust Property.

     (j) No Amendments.  The Servicer shall not extend or otherwise amend the
         -------------
terms of any Contract, except in accordance with Section 5.06.

     SECTION 5.20.  Purchase of Contracts Upon Breach of Covenant.
                    ---------------------------------------------

     Upon discovery by any of the Servicer, the Trust or the Indenture Trustee of a breach of any of the covenants set forth in Section 5.06(d), 5.06(e), 5.18 or 5.19, the party discovering such breach shall give prompt written notice to the others; provided, however, that the failure to give any such notice shall
            --------  -------
not affect any obligation of the Servicer. Not later than the last day of the Monthly Period that is 90 days after its discovery or receipt of notice of any breach of any such covenant which materially and adversely affects the interests of the Securityholders or the Trust in any Contract (including any Liquidated Contract), the Servicer shall, unless it shall have cured such breach in all material respects, purchase from the Trust the Contract affected by such breach and pay the related Repurchase Price. It is understood and agreed that the obligation of the Servicer to purchase any Contract (including any Liquidated Contract) with respect to which such a breach has occurred and is continuing shall, if such obligation is fulfilled, constitute the sole remedy against the Servicer for such breach available to the Securityholders, the Trust, or the Indenture Trustee on behalf of the Noteholders; provided, however, that the
                                                --------  -------
Servicer shall indemnify the Owner Trustee, the Trust, the Indenture Trustee, and the Securityholders against all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel, which may be asserted against or incurred by any of them as a result of third party claims arising out of the events or facts giving rise to such breach.

                                     5-10

                                  ARTICLE VI

                        DISTRIBUTIONS; TRUST ACCOUNTS;
                         STATEMENTS TO SECURITYHOLDERS

     SECTION 6.01.  Trust Accounts.
                    --------------

     (a) The Servicer shall establish the Collection Account in the name of the Indenture Trustee for the benefit of the Securityholders. The Collection Account shall be an Eligible Account and initially shall be a segregated trust account established with the Indenture Trustee and maintained with the Indenture Trustee.

     (b) The Servicer shall establish the Note Distribution Account in the name of the Indenture Trustee for the benefit of the Noteholders. The Note Distribution Account shall be an Eligible Account and initially shall be a segregated trust account established with the Indenture Trustee and maintained with the Indenture Trustee.

     (c) The Servicer shall establish the Certificate Distribution Account in the name of the Owner Trustee for the benefit of the Certificateholders. The Certificate Distribution Account shall be an Eligible Account and initially shall be a segregated trust account established with the Indenture Trustee and maintained with the Indenture Trustee, so long as the Indenture Trustee is acting as Paying Agent under Section 3.9 of the Trust Agreement.

     (d) The Servicer shall establish the Pre-Funding Account on behalf of the Trust, and shall deposit therein the Pre-Funded Amount pursuant to Section 2.02(j). The Pre-Funding Account shall be an Eligible Account and shall be a segregated trust account established with the Indenture Trustee and maintained with the Indenture Trustee.

     (e) The Servicer shall establish the Reserve Account in the name of the Indenture Trustee for the benefit of the Noteholders, and shall deposit therein $7,000,000 pursuant to Section 6.08. The Reserve Account shall be an Eligible Account and shall be a segregated trust account established with the Indenture Trustee and maintained with the Indenture Trustee.

     (f) The Servicer shall establish the Class B Reserve Account in the name of the Indenture Trustee for the benefit of the Noteholders, and shall deposit therein $1,400,00 pursuant to Section 6.09. The Class B Reserve Account shall be an Eligible Account and shall be a segregated trust account established with the Indenture Trustee and maintained with the Indenture Trustee.

     (g) All amounts held in the Collection Account, the Pre-Funding Account, the Reserve Account and the Class B Reserve Account (but not the Note Distribution Account or the Certificate Distribution Account) shall, to the extent permitted by applicable laws, rules and regulations, be invested, as directed by the Servicer, in Eligible Investments that mature not later than one Business Day prior to the Distribution Date for the Monthly Period to which such amounts relate. Any such written direction shall certify that any such investment is authorized by this Section 6.01(d). Such investments in Eligible Investments shall be made in the name of the

                                      6-1

Indenture Trustee on behalf of the Trust, and such investments shall not be sold or disposed of prior to their maturity. Any investment of funds in the Collection Account or the Pre-Funding Account shall be made in Eligible Investments held by a financial institution with respect to which (a) such institution has noted the Indenture Trustee's interest therein by book entry or otherwise and (b) a confirmation of the Indenture Trustee's interest has been sent to the Indenture Trustee by such institution, provided that such Eligible Investments are (i) specific certificated securities (as such term is used in MN UCC (S) 336.8-313(1)(d)(i)), and (ii) either (A) in the possession of such institution or (B) in the possession of a clearing corporation (as such term is used in MN UCC (S) 336.8-313(1)(g)) in New York or Minnesota, registered in the name of such clearing corporation, not endorsed for collection or surrender or any other purpose not involving transfer, not containing any evidence of a right or interest inconsistent with the Indenture Trustee's security interest therein, and held by such clearing corporation in an account of such institution.
Subject to the other provisions hereof, the Indenture Trustee shall have sole control over each such investment and the income thereon, and any certificate or other instrument evidencing any such investment, if any, shall be delivered directly to the Indenture Trustee or its agent, together with each document of transfer, if any, necessary to transfer title to such investment to the Indenture Trustee in a manner which complies with this Section 6.01. All interest, dividends, gains upon sale and other income from, or earnings on, investments of funds in the Collection Account, the Pre-Funding Account, the Reserve Account and the Class B Reserve Account shall be deposited in the Collection Account and distributed on the next Distribution Date pursuant to
Section 6.06. The Servicer shall deposit in the applicable Trust Account an amount equal to any net loss on such investments immediately as realized.

     SECTION 6.02.  Collection Account Deposits.
                    ---------------------------

     (a)  Collections. The Servicer shall remit directly to the Collection
          -----------
Account (no later than the next Business Day as specified in Section 5.05) all payments by or on behalf of the Obligors on the Contracts and all Liquidation Proceeds received by the Servicer.

     (b)  Servicer Advances. The Servicer shall deposit in the Collection
          -----------------
Account immediately prior to each Distribution Date all Servicer Advances required to be made pursuant to Section 5.13.

     (c)  Repurchased Contracts. The Originator shall deposit in the Collection
          ---------------------
Account the Repurchase Price for each Contract repurchased by it under Section
3.05. The Servicer shall deposit in the Collection Account the Repurchase Price for each Contract repurchased by it under Section 5.20.

     SECTION 6.03.  Permitted Withdrawals.
                    ---------------------

     The Indenture Trustee may, from time to time as provided herein, make withdrawals from the Collection Account of amounts deposited in said account that are attributable to the Contracts only for the following purposes:

          (a)  to make payments in the amounts and in the manner provided for in
     Section 6.04;

                                      6-2

          (b) to pay to the Originator with respect to each Contract or property acquired in respect thereof that has been repurchased pursuant to
     Section 3.05, all amounts received thereon and not required to be distributed to Noteholders or Certificateholders as of the date on which the related Scheduled Principal Balance or Repurchase Price is determined;

          (c) to reimburse the Servicer out of Liquidation Proceeds for Liquidation Expenses incurred by it, to the extent such reimbursement is permitted pursuant to Section 5.08;

          (d) to withdraw any amount deposited in the Collection Account that was not required to be deposited therein; or

          (e) to make any rebates or adjustments deemed necessary by the Servicer pursuant to Section 5.06(d).

     Since, in connection with withdrawals pursuant to clauses (b) and (c), the Originator's or the Servicer's entitlement thereto is limited to collections or other recoveries on the related Contract, the Servicer shall keep and maintain a separate accounting, on a Contract by Contract basis, for the purpose of justifying any withdrawal from the Collection Account pursuant to such clauses.

     SECTION 6.04.  Distributions.
                    -------------

     (a) On each Distribution Date, the Servicer shall instruct the Indenture Trustee (based on the information contained in the Monthly Report delivered pursuant to Section 5.14) to make the following deposits and distributions by 11:00 a.m. (Minnesota time), to the extent of the Amount Available for such Distribution Date, plus amounts, if any, withdrawn from the Reserve Account and the Class B Reserve Account, and in the following order of priority:

          (i)   Servicing Fee.  If Conseco Finance Corp. or an Affiliate is not
                -------------
     the Servicer, then to the Servicer, the Servicing Fee for the related Monthly Period.

          (ii)  Servicer Advances.  After payment of the amount specified in
                -----------------
     clause (i) above, to reimburse the Servicer for Uncollectible Advances and for Servicer Advances made with respect to Delinquent Payments that were recovered during the related Monthly Period.

          (iii) Trustee Fee.  After payment of the amount specified in clauses
                -----------
     (i) and (ii) above, to the Owner Trustee any accrued and unpaid fees of the Owner Trustee in accordance with the Trust Agreement; to the Indenture Trustee, any accrued and unpaid fees (including any fees and expenses of the Indenture Trustee acting as custodian, securities intermediary or in another similar capacity) of the Indenture Trustee in accordance with the Indenture to the extent not paid by the Administrator or the Servicer.

          (iv)  Class A Interest.  After payment of the amounts specified in
                ----------------
     clauses (i)

                                      6-3
     through (iii) above, to the Note Distribution Account, the sum of the Class A Interest Amount and any Unpaid Class A Interest Shortfall.

          (v)    Class M-1 Interest.  After payment of the amounts specified in
                 ------------------
     clauses (i) through (iv) above, to the Note Distribution Account, the Class M-1 Interest Amount and any Unpaid Class M-1 Interest Shortfall.

          (vi)   Class M-2 Interest.  After payment of the amounts specified in
                 ------------------
     clauses (i) through (v) above, to the Note Distribution Account, the Class M-2 Interest Amount and any Unpaid Class M-2 Interest Shortfall.

          (vii)  Class B Interest.  After payment of the amounts specified in
                 ----------------
     clauses (i) through (vi) above, to the Note Distribution Account, the Class B Interest Amount and any Unpaid Class B Interest Shortfall.

          (viii) Note Principal.  After payment of the amounts specified in
                 --------------
     clauses (i) through (vii) above, to the Note Distribution Account, the lesser of (1) the Formula Principal Distribution Amount and any Unpaid Formula Principal Shortfall, and (2) the Total Note Principal Distribution Amount.

          (ix)   Reserve Account.  After payment of the amounts specified in
                 ---------------
     clauses (i) through (viii) above, to the Reserve Account, the amount required to reinstate the amount on deposit in the Reserve Account up to the Specified Reserve Balance.

          (x)    Class B Reserve Account. After payment of the amounts specified
                 -----------------------
     in clauses (i) through (ix) above, to the Class B Reserve Account, the amount required to reinstate the amount on deposit in the Class B Reserve Account up to the Class B Specified Reserve Balance.

          (xi)   Servicing Fee.  After payment of the amounts specified in
                 -------------
     clauses (i) through (x) above, if Conseco Finance Corp. or an Affiliate of Conseco Finance Corp. is the Servicer, to pay the Servicer the Monthly Servicing Fee.

          (xii)  Additional Principal Distribution Amount.  After payment of the
                 ----------------------------------------
     amounts specified in clauses (i) through (xi) above, to the Note Distribution Account, the Additional Principal Distribution Amount.

          (xiii) Class C Certificate Distribution Amount.  After payment of the
                 ---------------------------------------
     amounts specified in clauses (i) through (xii) above, to the Certificate Distribution Account, the Class C Certificate Distribution Amount.

     SECTION 6.05.  Statements to Securityholders.
                    -----------------------------

     (a) On each Distribution Date, the Indenture Trustee shall include with each distribution to each Noteholder, and the Owner Trustee shall include with each distribution to each Certificateholder, a statement (which statement shall also be provided to each Rating

                                      6-4

Agency) based on information in the Monthly Report delivered on the related Determination Date pursuant to Section 5.14, setting forth the following information:

          (i) the amount of such distribution to Holders of each Class of Notes and the Certificates allocable to interest, separately identifying any Unpaid Class A-1 Interest Shortfall, Unpaid Class A-2 Interest Shortfall, Unpaid Class A-3 Interest Shortfall, Unpaid Class M-1 Interest Shortfall, Unpaid Class M-2 Interest Shortfall and Unpaid Class B Interest Shortfall included in such distribution and any remaining Unpaid Class A-1 Interest Shortfall, Unpaid Class A-2 Interest Shortfall, Unpaid Class A-3 Interest Shortfall, Unpaid Class M-1 Interest Shortfall, Unpaid Class M-2 Interest Shortfall and Unpaid Class B Interest Shortfall after giving effect to such distribution;

          (ii) the Class A-1 Interest Shortfall, the Class A-2 Interest Shortfall, the Class A-3 Interest Shortfall, the Class M-1 Interest Shortfall, the Class M-2 Interest Shortfall and the Class B Interest Shortfall, if any, for such Distribution Date;

          (iii) the amount of such distribution to Holders of each Class of Notes and the Certificates allocable to principal, separately identifying the Formula Principal Distribution Amount and any Additional Principal Distribution Amount;

          (iv) the Class A-1 Principal Balance, the Class A-2 Principal Balance, the Class A-3 Principal Balance, the Class M-1 Principal Balance, the Class M-2 Principal Balance and the Class B Principal Balance after giving effect to the distribution of principal on such Distribution Date;

          (v) the amount of the Monthly Servicing Fee, if any, paid to the Company with respect to the related Monthly Period;

          (vi)   the Pool Scheduled Principal Balance for such Distribution
     Date;

          (vii) the number and aggregate principal balances of Contracts delinquent (a) 30-59 days, (b) 60-89 days and (c) 90 or more days;

          (viii) the number and aggregate Scheduled Principal Balance of Contracts that became Defaulted Contracts during the related Monthly Period;

          (ix) the number and aggregate Scheduled Principal Balance of Defaulted Contracts as of the last day of the related Monthly Period;

          (x)    the number of Products repossessed and remaining in inventory;

          (xi) the number and aggregate Scheduled Principal Balance of Contracts that became Liquidated Contracts during the related Monthly Period and the related Net Liquidation Losses;

          (xii) the aggregate amount of Servicer Advances made by the Servicer with

                                      6-5
     respect to such Distribution Date, and the aggregate amount paid to the Servicer as reimbursement of Servicer Advances made on prior Distribution Dates;

          (xiii) the amount, if any, deposited in the Reserve Account pursuant to Section 6.04(a)(ix); and

          (xiv) the amount, if any, deposited in the Class B Reserve Account pursuant to Section 6.04(a)(x).

     In the case of information furnished pursuant to clauses (i) through (v) above, the amounts shall be expressed as a dollar amount per $1,000 denomination of Note.

     (b) The Owner Trustee and the Indenture Trustee shall inform any of the Noteholders, Certificateholders or the Underwriters inquiring by telephone of the information contained in the most recent Monthly Report.

     (c) Certificateholders may obtain copies of the statements delivered by the Owner Trustee pursuant to subsection (a) above upon written request to the Owner Trustee at the Corporate Trust Office (together with a certification that such Person is a Certificateholder and payment of any expenses associated with the distribution thereof). Noteholders may obtain copies of the statements delivered by the Indenture Trustee pursuant to subsection (a) above upon written request to the Indenture Trustee at its Corporate Trust Office (together with a certification that such Person is a Noteholder and payment of any expenses associated with the distribution thereof).

     SECTION 6.06.  Pre-Funding Account.
                    -------------------

     (a) Amounts on deposit in the Pre-Funding Account shall be withdrawn by the Indenture Trustee on any Subsequent Transfer Date an amount equal to 100% of the Cut-off Date Principal Balance of each Subsequent Contract transferred and assigned to the Indenture Trustee on such Subsequent Transfer Date and pay such amount to or upon the order of the Originator upon satisfaction of the conditions set forth in Section 2.03(b) with respect to such transfer and assignment. On the Post-Funding Payment date, any funds remaining in the Pre-Funding Account (other than funds consisting of investment earnings) shall be deposited in the Collection Account and added to the Amount Available.

     (b) The Owner Trustee on behalf of the Trust shall be the legal owner of the Pre-Funding Account. The Seller shall be the beneficial owner of the Pre-Funding Account, subject to the foregoing power of the Indenture Trustee to transfer amounts in the Pre-Funding Account to the Collection Account. All amounts earned on deposits in the Pre-Funding Account shall be taxable to the Seller. The Trustee shall release to the Seller all investment earnings in the Pre-Funding Account on the Post-Funding Payment Date.

     SECTION 6.07.  [Reserved].
                    ----------

                                      6-6

     SECTION 6.08.  Reserve Account.
                    ---------------

     (a) In the event that the Amount Available with respect to any Determination Date plus any amount withdrawn from the Class B Reserve Account is less than the Total Required Payment for the related Distribution Date, then on the date immediately preceding such Distribution Date, the Indenture Trustee, in accordance with written instructions from the Servicer, shall (i) withdraw amounts on deposit in the Reserve Account (up to the amount by which the Total Required Payment for the related Distribution Date exceeds the Amount Available with respect to such Determination Date plus any amount withdrawn from the Class B Reserve Account) and (ii) deposit the amounts so withdrawn from the Reserve Account into the Collection Account. On each Distribution Date, any Reserve Account Excess Amount (after giving effect to any withdrawals on the immediately preceding Distribution Date as described above) shall be distributed to the Class C Certificateholders.

     (b) If on any Distribution Date the amount on deposit in the Reserve Account, together with the Amount Available for such Distribution Date, would be sufficient to pay the sum of the amounts specified in Sections 6.04(a)(i) -
(vii) for such Distribution Date plus the Note Principal Balance, then on such Distribution Date the Indenture Trustee, in accordance with written instructions from the Servicer, shall withdraw such amount from the Reserve Account and shall apply such amount to pay the amounts specified in Sections 6.04(a)(i) - (vii) for such Distribution Date plus the Note Principal Balance, and shall distribute any remaining funds on deposit in the Reserve Account to the Class C Certificateholders.

     SECTION 6.09   Class B Reserve Account.
                    -----------------------

     On any Distribution Date on which there shall be a Class B Interest Shortfall, the Servicer shall instruct the Indenture Trustee to withdraw from the Class B Reserve Account the amount of such Class B Interest Shortfall and to deposit such amount in the Note Distribution Account for distribution in accordance with Section 8.02(c)(4) of the Indenture. Funds in the Class B Reserve Account shall, at the direction of the Servicer, be invested in Eligible Investments of the kind described in clauses (i) and (ii) of the definition of "Eligible Investment". On each Distribution Date, any Class B Reserve Account Excess Amount (after giving effect to any withdrawals on the immediately preceding Distribution Date as described above) shall be distributed to the Class C Certificateholder. On the Distribution Date on which the Class B Principal Balance is reduced to zero, the Indenture Trustee shall release to the Originator any amount remaining on deposit in the Class B Reserve Account after payment of the Class B Notes.

                                      6-7

                                  ARTICLE VII

                               SERVICE TRANSFER

     SECTION 7.01.  Event of Termination.
                    --------------------

     "Event of Termination" means the occurrence of any of the following (each a
      --------------------
"Servicer Termination Event"):

     (a) Any failure by the Servicer to make any deposit into an account required to be made hereunder and the continuance of such failure for a period of five Business Days after the Servicer has become aware, or should have become aware, that such deposit was required;

     (b) Failure on the Servicer's part to observe or perform in any material respect any covenant or agreement in this Agreement (other than a covenant or agreement which is elsewhere in this Section specifically dealt with), which failure shall (i) materially and adversely affect the rights of the Trust, the Indenture Trustee, or the Securityholders and (ii) continue unremedied for 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Indenture Trustee or to the Servicer and the Indenture Trustee by Holders of Notes evidencing not less than 25% of the Note Principal Balance or, if the Notes have been paid in full, by Certificateholders evidencing not less than a Certificate Majority.

     (c) Any assignment by the Servicer of its duties hereunder except as specifically permitted hereunder, or any attempt to make such an assignment;

     (d) A court or other governmental authority having jurisdiction in the premises shall have entered a decree or order for relief in respect of the Servicer in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Servicer, as the case may be, or for any substantial liquidation of its affairs, and such order remains undischarged and unstayed for at least 60 days;

     (e) The Servicer shall have commenced a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or shall have consented to the entry of an order for relief in an involuntary case under any such law, or shall have consented to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian or sequestrator (or other similar official) of the Servicer or for any substantial part of its property, or shall have made any general assignment for the benefit of its creditors, or shall have failed to, or admitted in writing its inability to, pay its debts as they become due, or shall have taken any corporate action in furtherance of the foregoing; or

     (f)  The failure of the Servicer to be an Eligible Servicer.

                                      7-1

     SECTION 7.02.  Transfer.
                    --------

     If an Event of Termination has occurred and is continuing, either the Trust, the Indenture Trustee, a Note Majority, or, if the Notes have been paid in full, a Certificate Majority, by notice in writing to the Servicer (and to the Indenture Trustee and Trust if given by the Certificateholders or Noteholders) may terminate all (but not less than all) of the Servicer's management, administrative, servicing and collection functions (such termination being herein called a "Service Transfer"). On receipt of such notice (or, if later, on a date designated therein), or upon resignation of the Servicer in accordance with Section 10.01, all authority and power of the Servicer under this Agreement, whether with respect to the Contracts, the Contract Files or otherwise (except with respect to the Collection Account, the transfer of which shall be governed by Section 7.06), shall pass to and be vested in the Indenture Trustee pursuant to and under this Section 7.02; and, without limitation, the Indenture Trustee is authorized and empowered to execute and deliver on behalf of the Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments (including, without limitation, documents required to make the Indenture Trustee or a successor servicer the sole lienholder or legal title holder of record of each Product) and to do any and all acts or things necessary or appropriate to effect the purposes of such notice of termination. Each of the Originator and the Servicer agrees to cooperate with the Indenture Trustee in effecting the termination of the responsibilities and rights of the Servicer hereunder, including, without limitation, the transfer to the Indenture Trustee for administration by it of all cash amounts which shall at the time be held by the Servicer for deposit, or have been deposited by the Servicer, in the Collection Account, or for its own account in connection with its services hereafter or thereafter received with respect to the Contracts and the execution of any documents required to make the Indenture Trustee or a successor servicer the sole lienholder or legal title holder of record in respect of each Product. The Servicer shall be entitled to receive any other amounts which are payable to the Servicer under this Agreement, at the time of the termination of its activities as Servicer. The Servicer shall transfer to the new servicer (i) the Servicer's records relating to the Contracts in such electronic form as the new servicer may reasonably request and (ii) any Contracts and Contract Files in the Servicer's possession.

     SECTION 7.03.  Indenture Trustee to Act; Appointment of Successor.
                    --------------------------------------------------

     On and after the time the Servicer receives a notice of termination pursuant to Section 7.02 or the resignation of the Servicer in accordance with
Section 10.01, the Indenture Trustee shall be the successor in all respects to the Servicer in its capacity as servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof and the Servicer shall be relieved of such responsibilities, duties and liabilities arising after such Service Transfer; provided, however, that (i) the Indenture Trustee will not assume any
--------  -------
obligations of the Originator pursuant to Section 3.05 and (ii) the Indenture Trustee shall not be liable for any acts or omissions of the Servicer occurring prior to such Service Transfer or for any breach by the Servicer of any of its obligations contained herein or in any related document or agreement. As compensation therefor, the Indenture Trustee shall be entitled to receive reasonable compensation not in excess of the Monthly Servicing Fee. Notwithstanding the above, the Indenture Trustee may, if it shall be unwilling so to act, or shall, if it is legally unable so to act, appoint, or petition a court of competent jurisdiction to appoint, an

                                      7-2

Eligible Servicer as the successor to the Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer hereunder. Pending appointment of a successor to the Servicer hereunder, unless the Indenture Trustee is prohibited by law from so acting, the Indenture Trustee shall act in such capacity as hereinabove provided. In connection with such appointment and assumption, the Indenture Trustee may make such arrangements for the compensation of such successor out of payments on Contracts as it and such successor shall agree; provided, however, that no such
                                                --------  -------
monthly compensation shall, without the written consent of 100% of the Noteholders, exceed the Monthly Servicing Fee. The Indenture Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

     SECTION 7.04.  Notification to Securityholders.
                    -------------------------------

     (a) Promptly following the occurrence of any Event of Termination, the Servicer shall give written notice thereof to the Indenture Trustee, the Trust, Standard & Poor's, and Moody's.

     (b) Within ten days following any termination or appointment of a successor to the Servicer pursuant to this Article VII, the Owner Trustee on behalf of the Trust shall give written notice thereof to Standard & Poor's, Moody's and the Certificateholders at their respective addresses appearing on the Certificate Register and the Indenture Trustee shall give written notice thereof to Noteholders at their respective addresses appearing in the Note Register.

     (c) The Owner Trustee on behalf of the Trust shall give written notice to Standard & Poor's and Moody's at least 30 days prior to the date upon which any Eligible Servicer (other than the Trustee) is to assume the responsibilities of Servicer pursuant to Section 7.03, naming such successor Servicer.

     SECTION 7.05.  Effect of Transfer.
                    ------------------

     (a) After the Service Transfer, the Indenture Trustee or new Servicer may notify Obligors to make payments directly to the new Servicer that are due under the Contracts after the effective date of the Service Transfer.

     (b) After the Service Transfer, the replaced Servicer shall have no further obligations with respect to the management, administration, servicing or collection of the Contracts and the new Servicer shall have all of such obligations, except that the replaced Servicer will transmit or cause to be
             ------
transmitted directly to the new Servicer for its own account, promptly on receipt and in the same form in which received, any amounts (properly endorsed where required for the new Servicer to collect them) received as payments upon or otherwise in connection with the Contracts.

     (c) A Service Transfer shall not affect the rights and duties of the parties hereunder (including but not limited to the indemnities of the Servicer and the Originator pursuant to Article IX and Sections 3.05 and 5.19) other than those relating to the management, administration, servicing or collection of the Contracts.

                                      7-3

     SECTION 7.06.  Transfer of Collection Account.
                    ------------------------------

     Notwithstanding the provisions of Section 7.02, if the Collection Account shall be maintained with the Servicer and an Event of Termination shall occur and be continuing, the Servicer shall, after five days' written notice from the Indenture Trustee, or in any event within ten days after the occurrence of the Event of Termination, establish an Eligible Account with an institution other than the Servicer and promptly transfer all funds in the Collection Account to such new account, which shall thereafter be deemed the Collection Account for the purposes hereof.

     SECTION 7.07.  Limits on Liability.
                    -------------------

     The Servicer will be liable to the Trust, the Owner Trustee, the Indenture Trustee and the Securityholders only to the extent of the obligations specifically undertaken by the Servicer under this Agreement and will have no other obligations or liabilities hereunder. Neither the Servicer nor any of its directors, officers, employees or agents will have any liability to the Trust, the Owner Trustee, the Indenture Trustee or the Securityholders (except as explicitly provided in this Agreement) for any action taken, or for refraining from taking any action, pursuant to this Agreement, other than any liability that would otherwise be imposed by reason of the Servicer's breach of this Agreement or willful misfeasance, bad faith or negligence (including errors in judgment) in the performance of its duties, or by reason of reckless disregard of obligations and duties under this Agreement or any violation of law.

     SECTION 7.08.  Waiver of Past Defaults.
                    -----------------------

     A Note Majority or, if the Notes have been paid in full, Certificate Majority may, on behalf of all Holders of Notes and Certificates, waive any default by the Servicer in the performance of its obligations hereunder and its consequences. Upon any such waiver of a past default, such default shall cease to exist, and any Event of Termination arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

                                      7-4

                                 ARTICLE VIII

                                  TERMINATION

     SECTION 8.01.  Class C Certificateholder's Purchase Option; Auction Sale;
                    ----------------------------------------------------------
Accelerated Principal Distribution Amount.
-----------------------------------------

     (a) The Class C Certificateholder shall, subject to subsection (b) hereof, have the option to purchase all of the Contracts and all property acquired in respect of any Contract remaining in the Trust at a price (such price being referred to as the "Minimum Purchase Price") equal to the greatest of:

          (i) the sum of (x) 100% of the principal balance of each Contract (other than any Contract as to which title to the underlying property has been acquired and whose fair market value is included pursuant to clause
     (y) below), together with accrued and unpaid interest on each such Contract at a rate per annum equal to the actual Contract Rate, plus (y) the fair market value of such acquired property (as reasonably determined by the Servicer as of the close of business on the third Business Day preceding the date of such purchase),

          (ii) the aggregate Note Principal Balance as of the date of such purchase (less any amounts on deposit in the Collection Account or the Note Distribution Account on such purchase date and representing payments of principal in respect of the Contracts) plus an amount necessary to pay the Class A Interest Amount, the Class M Interest Amount and the Class B Interest Amount, any Unpaid Class A Interest Shortfall, any Unpaid Class M Interest Shortfall and any Class B Interest Shortfall due on the Distribution Date occurring in the calendar month following such purchase date (less any amounts on deposit in the Collection Account or the Note Distribution Account on such purchase date and representing payments of interest in respect of the Contracts, net of any amounts required to be paid therefrom to the Servicer or any Person other than the Noteholders), and

          (iii) the aggregate fair market value, as determined by the Servicer, of all of the assets of the Trust, plus, in each case, any unpaid interest at the applicable interest rate on each Class of Notes, as well as one month's interest at the applicable Contract Rate on the Scheduled Principal Balance of each Contract.

     (b) The purchase by the Class C Certificateholder of all of the Contracts pursuant to this Section 8.01 shall be conditioned upon:

          (i) the Pool Scheduled Principal Balance, at the time of any such purchase, must be less than 20% of the Cut-off Date Pool Principal Balance,

          (ii) the Class C Certificateholder having provided the Indenture Trustee, the Owner Trustee and the Depository (if any) with at least 30 days' written notice, and

                                      8-1

          (iii) the Indenture Trustee not having accepted a qualifying bid for the Contracts pursuant to subsection (e) below.

     (c) The Class C Certificateholder may assign its rights under this Section 8.01, separately from its other rights as Holder of the Class C Certificate, by giving written notice of such assignment to the Indenture Trustee, S&P and Moody's. Following the Indenture Trustee's receipt of such notice of assignment, the Indenture Trustee shall recognize only such assignee (or its assignee in turn) as the Person entitled to exercise the purchase option set forth in Section 8.01(a).

     (d) The Servicer shall notify the Indenture Trustee and the Class C Certificateholder (whether or not the Class C Certificateholder has then assigned its rights under this Section 8.01 pursuant to subsection (c)) no later than two Business Days after the Determination Date relating to the first Monthly Period which includes the date on which the Pool Scheduled Principal Balance first becomes less than 20% of the Cut-off Date Pool Principal Balance, to the effect that the Pool Scheduled Principal Balance is then less than 20% of the Cut-off Date Pool Principal Balance.

     SECTION 8.02.  Liquidation or Sale of Trust Estate.
                    -----------------------------------

     Upon any sale of the assets of the Trust pursuant to Sections 10.04 of the Indenture, the Trust shall instruct the Indenture Trustee or the Owner Trustee, as the case may be, to deposit the proceeds from such sale after all payments and reserves therefrom have been made in the Collection Account. On the Distribution Date on which such proceeds are deposited in the Collection Account (or, if such proceeds are not so deposited on a Distribution Date, on the Distribution Date immediately following such deposit), the Trust shall instruct the Indenture Trustee to distribute such funds, together with all other amounts available, in accordance with the terms of Section 6.04(a).

                                      8-2

                                  ARTICLE IX

                                  INDEMNITIES

     SECTION 9.01.  Originator's Indemnities.
                    ------------------------

     The Originator will defend and indemnify the Trust, the Owner Trustee, the Indenture Trustee (including the paying agent and any other agents of the Owner Trustee and the Indenture Trustee), and the Securityholders against any and all costs, expenses, losses, damages, taxes, claims and liabilities, including reasonable fees and expenses of counsel and expenses of litigation of any third-party claims arising out of or resulting from (i) the origination of any Contract (including but not limited to truth in lending requirements) or the servicing of such Contract prior to its transfer to the Trust (but only to the extent such cost, expense, loss, damage, tax, claim or liability is not provided for by the Originator's repurchase of such Contract pursuant to Section 3.05),
(ii) the use or ownership of any Products by the Originator or the Servicer or any Affiliate of either, or (iii) the Originator's or the Trust's violation of federal or state securities laws in connection with the offering and sale of the Securities. Notwithstanding any other provision of this Agreement, the obligation of the Originator under this Section shall not terminate upon a Service Transfer pursuant to Article VII, except that the obligation of the Originator under this Section shall not relate to the actions of any subsequent Servicer after a Service Transfer.

     SECTION 9.02.  Liabilities to Obligors.
                    -----------------------

     No obligation or liability to any Obligor under any of the Contracts is intended to be assumed by the Trust, the Owner Trustee, Indenture Trustee, or the Securityholders under or as a result of this Agreement and the transactions contemplated hereby and, to the maximum extent permitted and valid under mandatory provisions of law, the Trust, the Owner Trustee, Indenture Trustee, and the Securityholders expressly disclaim such assumption.

     SECTION 9.03.  Servicer's Indemnities.
                    ----------------------

          (a) The Servicer shall indemnify, defend and hold harmless the Trust, the Owner Trustee, the Indenture Trustee (including the Paying Agent and any other agents of the Owner Trustee and the Indenture Trustee), their respective officers, directors, agents and employees and the Noteholders from and against any and all costs, expenses, losses, claims, damages and liabilities to the extent that such cost, expense, loss, claim, damage or liability arose out of, or was imposed upon any of them through the Servicer's breach of this Agreement, the negligence, willful misfeasance or bad faith of the Servicer in the performance of its duties under this Agreement or by reason of reckless disregard of its obligations and duties under this Agreement.

          (b) Indemnification under this Section 9.03 shall include, without limitation, reasonable fees and expenses of counsel and expenses of litigation. If the Servicer has made any indemnity payments pursuant to this Section and the recipient thereafter collects any of such

                                      9-1
amounts from others, the recipient shall promptly repay such amounts collected to the Servicer, together with any interest earned thereon.

          (c) Conseco Finance Corp., in its individual capacity, hereby acknowledges that the indemnification provisions in the Transfer Agreement benefitting the Trust, the Owner Trustee and the Indenture Trustee are enforceable by each hereunder.

          (d) The provisions of this Section shall survive the termination of the Related Documents.

     SECTION 9.04.  Operation of Indemnities.
                    ------------------------

     Indemnification under this Article shall include, without limitation, reasonable fees and expenses of counsel and expenses of litigation. If the Originator or the Servicer has made any indemnity payments pursuant to this Article and the recipient thereafter collects any of such amounts from others, the recipient will repay such amounts collected to the Originator or the Servicer, as the case may be, without interest.

                                      9-2

                                   ARTICLE X

                                 MISCELLANEOUS

     SECTION 10.01.  Servicer Not to Assign Duties or Resign; Delegation of
                     ------------------------------------------------------
Servicing Duties.
----------------

     The Servicer may not sell or assign its rights and duties as Servicer hereunder, except as expressly provided for herein, provided that the Servicer may pledge or assign the right to receive all or any portion of the Monthly Servicing Fee payable to it. The Servicer shall not resign from the obligations and duties hereby imposed on it except upon determination that the performance of its duties hereunder is no longer permissible under applicable law or is in material conflict by reason of applicable law with any other activities carried on by it. Any such determination permitting the resignation of the Servicer shall be evidenced by an Opinion of Counsel for the Servicer to such effect addressed and delivered to the Trust and the Indenture Trustee. No such resignation shall become effective until the Indenture Trustee or a successor servicer shall have assumed the responsibilities and obligations of the Servicer in accordance with Sections 7.02 and 7.03.

     Notwithstanding the foregoing:

          (a) Any person into which the Servicer may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Servicer shall be a party, or any Person succeeding to the business of the Servicer, shall be the successor of the Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person
                      --------  -------
     to the Servicer shall satisfy the criteria set forth in the definition of an Eligible Servicer. The Servicer shall promptly notify Standard & Poor's and Moody's of any such merger to which it is a party.

          (b) The Servicer may delegate duties under this Agreement to any of the Servicer's Affiliates. In addition, the Servicer may at any time perform the specific duty of repossessing Products through subcontractors who are in the business of servicing consumer receivables, and may also perform other specific duties through subcontractors; provided that the Servicer gives notice to the Trust and the Indenture Trustee and each of Standard & Poor's and Moody's, and provided further that no such delegation of duties by the Servicer shall relieve the Servicer of its responsibility with respect thereto.

     SECTION 10.02.  Assignment or Delegation by Originator.
                     --------------------------------------

     Except as specifically authorized hereunder, and except for its obligations as Servicer which are dealt with under Article V and Article VII, the Originator may not convey and assign or delegate any of its rights or obligations hereunder absent the prior written consent of a Note Majority and a Certificate Majority, and any attempt to do so without such consent shall be void.

                                     10-1

It is understood that the foregoing does not prohibit the pledge or assignment by the Originator of any right to payment pursuant to Article VI.

     Notwithstanding the foregoing, any Person into which the Originator may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Originator shall be a party, or any Person succeeding to the business of the Originator, shall be the successor of the Originator hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding. The Originator shall promptly notify Standard & Poor's and Moody's of any such merger to which it is a party.

     SECTION 10.03.  Amendment.
                     ---------

     (a) This Agreement may be amended from time to time by the Originator, the Servicer, the Seller and the Trust, with the prior written consent of the Indenture Trustee but without the consent of any of the Securityholders, to correct manifest error, to cure any ambiguity, to correct or supplement any provisions herein which may be inconsistent with any other provisions herein, as the case may be, including, without limitation, to add or amend any provision as required by Standard & Poor's, Moody's, or any other nationally recognized statistical rating organization in order to improve or maintain the rating of any Class of Notes or the Certificates, provided, however, that such action
                                        --------  -------
shall not, as evidenced by an Opinion of Counsel for the Originator, adversely affect in any material respect the interests of any Securityholder.

     (b) This Agreement may also be amended from time to time by the Originator, the Servicer, the Seller and the Trust with the prior written consent of the Indenture Trustee and with the consent of a Certificate Majority and a Note Majority with respect to each Class (which consent of any Holder of a Certificate or Note given pursuant to this Section or pursuant to any other provision of this Agreement shall be conclusive and binding on such Holder and on all future Holders of such Certificate or Note and of any Certificate or Note issued upon the transfer thereof or in exchange thereof or in lieu thereof whether or not notation of such consent is made upon the Certificate or Note) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement, or of modifying in any manner the rights of the Holders of Certificates or Notes; provided, however, no
                                                           --------  -------
such amendment shall (a) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Contracts or distributions required to be made on any Certificate or Note or the Class A-1 Interest Rate, the Class A-2 Interest Rate, the Class A-3 Interest Rate, Class M-1 Interest Rate, the Class M-2 Interest Rate or Class B Interest Rate, (b) amend any provisions of Section 6.04 in such a manner as to affect the priority of payment of interest, principal or premium to Noteholders or Certificateholders, or (c) reduce the aforesaid percentage required to consent to any such amendment or any waiver hereunder, without the consent of the Holders of all Securities then outstanding, and provided further, that the
                                                -------- -------
Rating Agency Condition has been satisfied.

     (c) Concurrently with the solicitation of any consent pursuant to this
Section 10.03, the Indenture Trustee shall furnish written notification to Standard & Poor's and Moody's of

                                     10-2
such solicitation. Promptly after the execution of any amendment pursuant to this Section 10.03, the Indenture Trustee shall furnish written notification of the substance of such amendment to Standard & Poor's, Moody's and each Securityholder.

     (d) It shall not be necessary for the consent of Securityholders under this
Section 10.03 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Securityholders shall be subject to such reasonable requirements as the Indenture Trustee may prescribe.

     (e) Each of the Owner Trustee and Indenture Trustee may, but shall not be obligated to, enter into any such amendment which affects its own rights, duties or immunities under this Agreement or otherwise.

     (f) In connection with any amendment pursuant to this Section, the Owner Trustee and Indenture Trustee shall be entitled to receive an unqualified Opinion of Counsel to the Servicer to the effect that such amendment is authorized or permitted by the Agreement.

     (g) Upon the execution of any amendment or consent pursuant to this Section 10.03, this Agreement shall be modified in accordance therewith, and such amendment or consent shall form a part of this Agreement for all purposes, and every Securityholder hereunder shall be bound thereby.

     SECTION 10.04.  Notices.
                     -------

     All communications and notices pursuant hereto to the Servicer, the Originator, the Trust, the Owner Trustee, the Indenture Trustee, Standard & Poor's and Moody's shall be in writing and delivered (by facsimile or other means) or mailed to it at the appropriate following address:

          If to the Originator or the Servicer:

               Conseco Finance Corp.
               1100 Landmark Towers
               345 St. Peter Street
               St. Paul, Minnesota 55102-1639
               Attention:  Chief Financial Officer
               Telecopier Number: (651) 293-5746

          If to the Seller:

               1100 Landmark Towers
               345 St. Peter Street
               St. Paul, Minnesota 55102-1639
               Attention: Chief Financial Officer
               Telecopier Number: (651) 293-5846

                                     10-3

          If to the Trust or Owner Trustee:

               Wilmington Trust Company
               Rodney Square North
               1100 North Market Street
               Wilmington, Delaware 19890-0001
               Attention: Corporate Trust Administration
               Telecopier Number: 302-651-8882

          If to the Indenture Trustee:

               U.S. Bank Trust National Association
               180 East Fifth Street
               St. Paul, Minnesota 55101
               Attention: Corporate Trust Administration, Structured Finance Telecopier Number: (612) 244-0089

          If to Standard & Poor's:

               Standard & Poor's Ratings Services
               55 Water Street
               New York, New York 10041
               Attention:  Asset-Backed Surveillance
               Telecopier Number: (212) 208-8208

          If to Moody's:

               Moody's Investors Service, Inc.
               99 Church Street
               New York, NY 10007
               Attention:  Structured Finance Surveillance Group
               Telecopier Number: (212) 298-7139
               With a copy to: (212) 553-0573

or at such other address as the party may designate by notice to the other parties hereto, which notice shall be effective when received.

     All communications and notices pursuant hereto to a Securityholder shall be in writing and delivered or mailed at the address shown in the Note Register or the Certificate Register, as applicable.

     SECTION 10.05.  Merger and Integration.
                     ----------------------

     Except as specifically stated otherwise herein, this Agreement sets forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings,

                                     10-4
written or oral, are superseded by this Agreement. This Agreement may not be modified, amended, waived or supplemented except as provided herein.

     SECTION 10.06.  Headings.
                     --------

     The headings herein are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

     SECTION 10.07.  Governing Law.
                     -------------

     This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Minnesota.

     SECTION 10.08.  Limitation of Liability.
                     -----------------------

     It is expressly understood and agreed by the parties hereto that (a) this Agreement is executed and delivered by Wilmington Trust Company, not individually or personally but solely as owner trustee of Conseco Finance Recreational Enthusiast Consumer Trust 2000-A under the Trust Agreement, in the exercise of the powers and authority conferred and vested in it, (b) each of the representations, undertakings and agreements herein made on the part of the Trust is made and intended not as personal representations, undertakings and agreements by Wilmington Trust Company but is made and intended for the purpose for binding only the Trust, (c) nothing herein contained shall be construed as creating any liability on Wilmington Trust Company, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto and (d) under no circumstances shall Wilmington Trust Company be personally liable for the payment of any indebtedness or expenses of the Trust or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Trust under this Agreement or the other Related Documents.

     SECTION 10.09.  Seller's Charter; Residual Interests.  In the event that
                     ------------------------------------
the Seller shall amend, restate or otherwise change its Articles of Incorporation, Seller shall promptly notify Standard & Poor's and Moody's of such amendment, restatement or change. In the event that the Seller shall become the holder of the Class C Certificate or the residual interest in any other special-purpose entity, the Seller shall promptly notify Standard & Poor's and Moody's that it has become the holder of the Class C Certificate.

                                     10-5

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers thereunto duly authorized this 1st day of June, 2000.

                                  ISSUER:

                                  CONSECO FINANCE RECREATIONAL
                                  ENTHUSIAST CONSUMER TRUST 2000-A

                                  By  WILMINGTON TRUST COMPANY, not in
                                      its individual capacity but solely
                                      on behalf of the Issuer as Owner
                                      Trustee under the Trust Agreement

                                  By  /s/ Patricia A. Evans
                                      ------------------------------------------
                                      Name:  Patricia A. Evans
                                           -------------------------------------
                                      Title: Senior Financial Services Officer
                                            ------------------------------------

                                  SELLER:

                                  CONSECO FINANCE SECURITIZATIONS CORP.

                                  By  /s/ Phyllis A. Knight
                                      ------------------------------------------
                                      Name: Phyllis A. Knight
                                           -------------------------------------
                                      Title: Senior Vice President and Treasurer
                                             -----------------------------------


                                  ORIGINATOR AND SERVICER:

                                  CONSECO FINANCE CORP.


                                  By  /s/ Phyllis A. Knight
                                      ------------------------------------------
                                      Name: Phyllis A. Knight
                                           -------------------------------------
                                      Title: Senior Vice President and Treasurer
                                             -----------------------------------

                                     10-6

Acknowledged and Accepted:

U.S. BANK TRUST NATIONAL ASSOCIATION,
not in its individual capacity
but solely as Indenture Trustee

By  __________________________________
    Name:  ___________________________
    Title: ___________________________

By  __________________________________
    Name:  ___________________________
    Title: ___________________________

                                       10-7

                                                                       EXHIBIT A

                              FORM OF ASSIGNMENT

     In accordance with the Sale and Servicing Agreement (the "Agreement") dated as of June 1, 2000 among Conseco Finance Corp. (the "Originator"), Conseco Finance Securitizations Corp., as Seller, (the "Seller"), and Conseco Finance Recreational Enthusiast Consumer Trust 2000-A, the Seller does hereby transfer, assign, set over and otherwise convey to the Trust all right, title and interest of the Originator in (i) the retail installment sales contracts and promissory notes for the purchase of a variety of Products (collectively, the "Initial Contracts") identified in the List of Contracts delivered pursuant to Section 2.02(a) of the Agreement, a copy of which List is attached hereto, including, without limitation, all related Collateral Security, all security interests created thereby and any and all rights to receive payments which are due pursuant thereto from and after June 1, 2000, but excluding any rights to receive payments which were due pursuant thereto prior to June 1, 2000, (ii) the Insurance Policies on any Products securing an Initial Contract for the benefit of the creditor of such Contract and all rights under all blanket insurance policies to the extent they relate to the Contracts, (iii) all rights of the Seller under the Transfer Agreement and each Subsequent Transfer Agreement; (iv) the Errors and Omissions Protection Policy as such policy relates to the Contracts, (v) all items contained in the Contract Files, (vi) the Trust Accounts and all funds on deposit therein from time to time and all investments and proceeds thereof (including all income thereon), and (vii) all proceeds in any way derived from any of the foregoing. Capitalized terms used herein but not defined herein have the meanings assigned to them in the Agreement.

     This Assignment is made pursuant to and upon the representation and warranties on the part of the undersigned contained in Article III of the Agreement and no others.

     IN WITNESS WHEREOF, the undersigned has caused this Assignment to be duly executed this ___ day of _______________, 2000.

                              CONSECO FINANCE SECURITIZATIONS CORP.

                              By:  ___________________________________
                                   Name:  ____________________________
                                   Title: ____________________________

                                                                       EXHIBIT B

                         FORM OF CERTIFICATE REGARDING
                             REPURCHASED CONTRACTS

                             CONSECO FINANCE CORP.

                  CERTIFICATE REGARDING REPURCHASED CONTRACTS

     The undersigned certifies that [s]he is a [title] of Conseco Finance Corp.,
                                                -----
a Delaware corporation (the "Originator"); [s]he is duly authorized to execute and deliver this certificate on behalf of the Servicer pursuant to Section 3.05 of the Sale and Servicing Agreement (the "Agreement"), dated as of June 1, 2000 among the Originator, the Servicer, Conseco Finance Securitizations Corp., as Seller, and Conseco Finance Recreational Enthusiast Consumer Trust 2000-A (the "Trust") (all capitalized terms used herein without definition having the respective meanings specified in the Agreement):

          1. The Contracts on the attached schedule are to be repurchased by the [Originator] [Servicer] on the date hereof pursuant to Section [3.05] [5.20] of the Agreement.

          2. Upon deposit of the Repurchase Price for such Contracts, such Contracts may, pursuant to Section [3.05] [5.20] of the Agreement, be assigned by the Trust to the [Originator] [Servicer].

     IN WITNESS WHEREOF, I have affixed hereunto my signature this ____ day of ________, 200_.


                                      CONSECO FINANCE CORP.


                                      By:  ___________________________________
                                           Name:  ____________________________
                                           Title: ____________________________

                                                                       EXHIBIT C

                            FORM OF MONTHLY REPORT
                                [To Be Updated]

         CONSECO FINANCE RECREATIONAL ENTHUSIAST CONSUMER TRUST 2000-A


                                                      Distribution Date: _______


1.   Amount Available                                                    _______
     (a)  Collection Account balance as of last day
          of related Monthly Period                                      _______
     (b)  Payments on account
          of principal deposited during                                  _______
          first 10 days of current month
     (c)  Less payments on account of principal deposited
          during first 10 days of preceding month                        _______
     (d)  Repurchase Proceeds                                            _______
     (e)  Servicer Advances                                              _______
     (f)  Self-Insurance Payments                                        _______
     (g)  Termination Payments                                           _______
     (h)  Payments on Liquidation or Auction of Trust Estate             _______

2.   Monthly Servicing Fee (if Conseco Finance is not the Servicer)      _______

3.   Servicer Advances reimbursed                                        _______

Note Interest
-------------

4.   Amount actually distributed on account of Note
     interest (current plus carryover)                                   _______

5.   Class A-1 Principal Balance                                         _______

6.   Class A-1 Interest Amount                                           _______

7.   Class A-2 Principal Balance                                         _______

8.   Class A-2 Interest Amount                                           _______

9.   Class A-3 Principal Balance                                         _______

10.  Class A-3 Interest Amount                                           _______

11.  Class M-1 Principal Balance                                         _______

12.  Class M-1 Interest Amount                                           _______

13.  Class M-2 Principal Balance                                         _______

14.  Class M-2 Interest Amount                                           _______

15.  Amount applied to Class A-1 Interest Amount                         _______

16.  Amount applied to Class A-2 Interest Amount                         _______

17.  Amount applied to Class A-3 Interest Amount                         _______

18.  Amount applied to Class M-1 Interest Amount                         _______

19.  Amount applied to Class M-2 Interest Amount                         _______

20.  Class A-1 Interest Shortfall                                        _______

21.  Amount applied to Unpaid Class A-1 Interest Shortfall               _______

22.  Remaining Unpaid Class A-1 Interest Shortfall                       _______

23.  Class A-2 Interest Shortfall                                        _______

24.  Amount applied to Unpaid Class A-2 Interest Shortfall               _______

25.  Remaining Unpaid Class A-2 Interest Shortfall                       _______

26.  Class A-3 Interest Shortfall                                        _______

27.  Amount applied to Unpaid Class A-3 Interest Shortfall               _______

28.  Remaining Unpaid Class A-3 Interest Shortfall                       _______

29.  Class M-1 Interest Shortfall                                        _______

30.  Amount applied to Unpaid Class M-1 Interest Shortfall               _______

31.  Remaining Unpaid Class M-1 Interest Shortfall                       _______

32.  Class M-2 Interest Carryover Shortfall                              _______

33.  Amount applied to Unpaid Class M-2 Interest Shortfall               _______

34.  Remaining Unpaid Class M-2 Interest Shortfall                      ________

Total Principal Distribution Amount
-----------------------------------

35.  Formula Principal Distribution Amount:
     (a)  Scheduled principal                                           ________
     (b)  Principal Prepayments                                         ________
     (c)  Liquidated Contracts                                          ________
     (d)  Repurchases                                                   ________

36.  Aggregate of Formula Principal Shortfalls from prior
     Distribution Dates                                                 ________

37.  Additional Principal Distribution Amount (if applicable)           ________

38.  Overcollateralizaiton limit (if applicable)                        ________

39.  Total Note Principal Distribution Amount
     (line 35, plus line 36, plus line 37, minus line 38)               ________

40.  Amount actually distributed on account of principal (lesser of line 19 or remaining Amount Available):
     (a)  Class A-1                                                     ________
     (b)  Class A-2                                                     ________
     (c)  Class A-3                                                     ________
     (d)  Class M-1                                                     ________
     (e)  Class M-2                                                     ________

41.  Formula Principal Shortfall for this Distribution Date
     (line 17 minus line 40, but not less than zero)                    ________

Portfolio Information
---------------------

42.  Pool Scheduled Principal Balance                                   ________

43.  Pool Factor
     (a)  Class A-1                                                     ________
     (b)  Class A-2                                                     ________
     (c)  Class A-3                                                     ________
     (d)  Class M-1                                                     ________
     (e)  Class M-2                                                     ________

Aggregate Scheduled Balances of delinquent Contracts as of Determination Date

44.  30 - 59 days
     (a)  Number                                                        ________
     (b)  Aggregate Principal Amount                                    ________

45.  60 - 89 days
     (a)  Number                                                        ________
     (b)  Aggregate Principal Amount                                    ________

46.  90 days or more
     (a)  Number                                                        ________
     (b)  Aggregate Principal Amount                                    ________

47.  Aggregate Scheduled Balances and number of Contracts that
     became Defaulted Contracts this month                              ________

48.  Aggregate Scheduled Balances and number of all Defaulted
     Contracts as of end of month                                       ________

49.  Number of Products in Repossession of as of end of month           ________

50.  Number of Contracts that became Liquidated Contracts               ________

51.  Aggregate Amount of Servicer Advances with
     respect to current Distribution Date                               ________

52.  Amount paid to Servicer as reimbursement for
     prior Servicer Advances                                            ________

53.  Average Sixty-Day Delinquency Ratio                                ________

54.  Cumulative Realized Losses                                         ________

     The amounts of principal and interest distributions set out above are expressed as a dollar amount per $1,000 denomination of Note.

     Please contact ____________________ of U.S. Bank Trust National Association, ____________________ with any questions regarding this Statement or your Distribution.

                                                                       EXHIBIT D

                   FORM OF CERTIFICATE OF SERVICING OFFICER

                             CONSECO FINANCE CORP.

     The undersigned certifies that [s]he is a [title] of Conseco Finance Corp.,
                                                -----
a Delaware corporation (the "Originator"), and that as such [s]he is duly authorized to execute and deliver this certificate on behalf of the Servicer pursuant to Section 5.14 of the Sale and Servicing Agreement (the "Agreement") dated as of June 1, 2000 among the Servicer, Conseco Finance Securitizations Corp., as Seller, and Conseco Finance Recreational Enthusiast Consumer Trust 2000-A (all capitalized terms used herein without definition having the respective meanings specified in the Agreement), and further certifies that:

          1. The Monthly Report for the period from __________ to __________ attached to this certificate is complete and accurate in accordance with the requirements of Section 5.14 of the Agreement; and

          2. As of the date hereof, no Event of Termination or event that with notice or lapse of time or both would become an Event of Termination has occurred.

     IN WITNESS WHEREOF, I have affixed hereunto my signature this ______ day of _____________, 20___.

                                             CONSECO FINANCE CORP.

                                             By: ______________________________
                                                 Name:_________________________
                                                 Title:________________________

                                                                       EXHIBIT E

                            FORM OF ADDITION NOTICE

                                                                  ________, 2000

U.S. Bank Trust National Association
180 East Fifth Street
St. Paul, MN 55101

     Re: Sale and Servicing Agreement (the "Agreement"), dated as of June 1, 2000, among Conseco Finance Corp. (the "Originator") , Conseco Finance Securitizations Corp. (the "Seller") and Conseco Finance Recreational Enthusiast Consumer Trust 2000-A (the "Trust")

Ladies and Gentlemen:

     Capitalized terms not otherwise defined in this Notice have the meanings given them in the Agreement. The Seller hereby notifies the Indenture Trustee of an assignment to the Trust of Subsequent Contracts on the date and in the amounts set forth below:

     Subsequent Transfer Date: ______________

     Cut-off Date Principal Balance of Subsequent Contracts to be assigned to Trust on Subsequent Transfer Date: $_______

     Please acknowledge your receipt of this notice by countersigning the enclosed copy in the space indicated below and returning it to the attention of the undersigned.

                                          Very truly yours,

                                          CONSECO FINANCE SECURITIZATIONS CORP.

                                          By: ________________________________
                                              Name:
                                              Title:

ACKNOWLEDGED AND AGREED:
U.S. BANK TRUST NATIONAL ASSOCIATION

By: ___________________
Name:
Title:

                                                                       EXHIBIT F

                    FORM OF SUBSEQUENT TRANSFER INSTRUMENT
                    --------------------------------------

     In accordance with the Sale and Servicing Agreement (the "Agreement") dated as of June 1, 2000, among the undersigned, Conseco Finance Corp. and Conseco Finance Recreational Enthusiast Consumer Trust 2000-A (the "Trust"), the undersigned does hereby transfer, assign, set over and otherwise convey, without recourse, to the Trust all right, title and interest of the Seller in and to (1) the retail installment sales contracts and promissory notes identified in the List of Contracts attached hereto (each a "Subsequent Contract"), and all moneys payable thereon or in respect to the Subsequent Contracts, including any liquidation proceeds therefrom but excluding payments due on the Subsequent Contracts prior to _____, 2000 (the "Subsequent Cut-off Date"), (2) all rights of the Seller under the Subsequent Transfer Agreement with Conseco Finance Corp., (3) the Errors and Omissions Protection Policy as such policy relates to the Subsequent Contracts, (4) all items contained in the related Contract Files, and (5) all proceeds and products of the foregoing.

     This Subsequent Transfer Instrument is made pursuant to and upon the representation and warranties on the part of the undersigned contained in
Section 2.03 and Article III of the Agreement and no others. All undefined capitalized terms used in this Subsequent Transfer Instrument have the meanings given them in the Agreement.

     IN WITNESS WHEREOF, the undersigned has caused this Subsequent Transfer Instrument to be duly executed this _____ day of ____________, 1999.


                                        CONSECO FINANCE SECURITIZATIONS CORP.


[Seal]                                  By: ________________________________
                                            Name:___________________________
                                            Title:__________________________

                                                                       EXHIBIT G

              FORM OF OFFICER'S CERTIFICATE (SUBSEQUENT TRANSFER)
              ---------------------------------------------------

     The undersigned certifies that [s]he is a [title] of Conseco Finance Securitizations Corp., a Minnesota corporation (the "Seller"), and that as such he is duly authorized to execute and deliver this certificate on behalf of the Seller in connection with the Sale and Servicing Agreement dated as of June 1, 2000 (the "Agreement") among the Seller, Originator, Conseco Finance Corp. and Conseco Finance Recreational Enthusiast Consumer Trust 2000-A. All capitalized terms used herein without definition have the respective meanings specified in the Agreement. The undersigned further certifies that:

     1. This Certificate is delivered in connection with the sale to the Trust on ______________ (the "Subsequent Transfer Date") of Contracts (the "Subsequent Contracts") identified in the List of Contracts attached to the Subsequent Transfer Instrument of even date herewith.

     2. As of the Subsequent Transfer Date, all representations and warranties in Section 3.01, 3.02, 3.03 and 3.04 of the Agreement are true and correct; all representations and warranties in Sections 3.02 and 3.03 of the Agreement with respect to the Subsequent Contracts are true to the best of [his] [her] knowledge; and all representations in Section 3.04 of the Agreement with respect to the Subsequent Contracts are true and correct.

     3. All conditions precedent to the sale of the Subsequent Contracts to the Trust under Section 2.03 of the Agreement have been satisfied.

     IN WITNESS WHEREOF, I have affixed hereunto my signature this ____ day of __________, 2000.


                                                By: __________________________
                                                    Name:_____________________
                                                    Title:____________________

                                   EXHIBIT H

                          [LIST OF INITIAL CONTRACTS]

                                      H-1